AS FILED WITH THE UNITED STATES SECURITIES AND
                     EXCHANGE COMMISSION ON OCTOBER 7, 2004


                           REGISTRATION NO. 333-114736

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM SB-2/A2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ZIM CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                     CANADA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      7371
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                 NOT APPLICABLE
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

   20 COLONNADE ROAD, SUITE 200 OTTAWA, ONTARIO, CANADA K2E 7M6 (613) 727-1397
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                                MICHAEL COWPLAND
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ZIM CORPORATION
                          20 COLONNADE ROAD, SUITE 200
                                 OTTAWA, ONTARIO
                                 CANADA, K2E 7M6
                                 (613) 727-1397
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

  CALCULATION OF REGISTRATION FEE

==========================================================================================================

                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF       NUMBER OF SHARES TO   OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
  SECURITIES TO BE REGISTERED     BE REGISTERED             SHARE (1)          PRICE               FEE (2)
----------------------------- ------------------------------------------------------------- --------------
Common stock, no par value       1,150,006 shares (3)        $.71              $816,504           $103.45
per share

Common stock, no par value       1,150,006 shares (4)        $.71              $816,504           $103.45
per share

Common stock, no par value       4,000,000 shares (5)        $.71            $2,840,000           $359.83
per share

TOTAL                            6,300,012 shares            $.71            $4,473,008           $566.73


==========================================================================================================

              (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low trading prices of the common stock of the Registrant on the Over-the-Counter Bulletin Board on April 8, 2004

              (2) The amount of registration fee is $126.70 per $1 million pursuant to the Commission's Fee Rate Advisory #7 for Fiscal 2004.

              (3) Represents shares sold by the Registrant in a private placement in January 2004 of 1,150,006 units, each unit consisting of one share of the Registrant's common stock, and one non-transferable warrant. Each warrant entitles the holder to purchase an additional share of the Registrant's common stock at $.75 per share for a period of one year from the date of issuance. Pursuant to Rule 416(b), the shares registered hereby include such additional number of shares as may be issued or may become issuable as dividends or as a result of stock splits, stock dividends or similar transactions.

              (4) Represents shares issuable upon exercise of the warrants included in the units.

              (5) Represents shares sold by the Registrant in a private placement in February 2004 in connection with an acquisition by the Registrant of EPL Communications Limited and E-Promotions Limited.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to certain unsold securities of the Registrant registered under the Registrant's registration statement no.333-106412.

                   SUBJECT TO COMPLETION DATED OCTOBER 7, 2004



                                   PROSPECTUS

                                 ZIM CORPORATION

                             6,300,012 COMMON SHARES

This prospectus relates to the offer and sale of 6,300,012 of our common shares by the selling shareholders identified in this prospectus. The common shares will be offered and sold by the selling shareholders at times that they determine. The selling shareholders will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling shareholders.


Our common shares currently trade on the Over-the-Counter Bulletin Board under the symbol "ZIMCF." On September 29, 2004 the last reported sale price of our common shares on the Over-the-Counter Bulletin Board was $0.29 per share. However, we consider our common shares to be "thinly traded" and any last reported sale price may not be a true market-based valuation of our common shares.

Of the 6,300,012 common shares offered hereby, we issued 1,150,006 shares and reserved another 1,150,006 shares for issuance in January 2004 in a private placement of 1,150,006 units at $.75 per unit, each unit consisting of one common share and one warrant to purchase an additional common share at $.75 per share through July 30, 2005. The remaining 4,000,000 shares were issued in February 2004 in connection with the acquisition of EPL Communications Limited and E-Promotions Limited. EPL Communications Limited and E-Promotions Limited are based in London, England, and are providers of two-way short messaging services.


AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR THERE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 THE DATE OF THIS PROSPECTUS IS OCTOBER 7, 2004

                               PROSPECTUS SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements appearing elsewhere in this prospectus. In this prospectus, the terms "ZIM Corporation," "ZIM," "we," the "Corporation", "us," and "our" refer to ZIM Corporation and its subsidiaries.

ZIM CORPORATION


We are a developer and provider of the Zim Integrated Development Environment, or the Zim IDE software. Zim IDE software is currently used by companies in the design, development, and management of information databases. The technology for Zim IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s and acquired by ZIM Technologies International Inc. ("ZIM Technologies") in 1996. ZIM amalgamated with ZIM Technologies under the laws of Canada on April 1, 2004. We have now licensed the Zim IDE software products to thousands of customers through direct sales, and an established network of VARs and distributors.


The Zim IDE software provides an integrated development environment for Microsoft Windows and UNIX computer operating systems. An integrated development environment is a set of programs run from a single user interface for use in the creation and management of corporate databases.

The Zim IDE software was designed to handle complex data management in a more efficient manner than the database technologies historically provided. The distinctive characteristic of the Zim IDE software is the fact that its object dictionary contains more than just a table of data. Instead, all relationships and data information are concurrently stored in the object dictionary, making it easier to manage and retrieve information. Furthermore, Zim IDE software uses data sets rather than record-by-record access to manage information. This technique further simplifies the management of data.

Beginning in 2001, we expanded our business strategy to include the design and development of a line of mobile data software products. The mobile data software products are designed to take advantage of the existing wireless data network infrastructure known as short messaging service ("SMS") or text messaging. SMS enables users to communicate person to person and application to person through cellular handsets and other SMS-enabled devices. SMS has already experienced a significant uptake throughout Europe and Asia and the market is now expanding in North America.

We have developed both consumer and business-oriented lines of mobile data software products to deliver simple to use SMS based communication services for end users. These communication services include features to increase the usefulness of SMS, such as the ability to send text messages from web sites directly to mobile phones, and the capability to connect office tools to mobile phones, including e-mail messages, meeting requests, and follow-up reminders. It is our goal to become a leading North American provider of SMS based products to individual consumers and businesses by utilizing our expertise in database management and software engineering, and our knowledge of North American SMS networks.

Our executive offices are located at 20 Colonnade Road, Suite 200, Ottawa, Ontario, Canada K2E 7M6. Our telephone number is (613) 727-1397 and our corporate website is www.zim.biz.

THE OFFERING

This offering relates to the offer and sale of a number of our common shares by the selling shareholders identified in this prospectus. The selling shareholders will determine when they will sell their shares, and in all cases, they will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling shareholders.

CURRENCY PRESENTATION AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all references to "US$" or "$" are to U.S. dollars and all references to "CDN$" are to Canadian dollars.

The following table sets out, for the periods and dates indicated, certain information concerning the rates of exchange for CDN$ per US$ based on the close rates on the Bank of Canada website www.bankofcanada.ca.



                          THREE
                         MONTHS      TEN MONTHS      TEN MONTHS            YEAR
                          ENDED           ENDED           ENDED           ENDED
                       JUNE 30,       MARCH 31,       MARCH 31,         MAY 31,
                           2004            2004            2003            2003
At end of period         1.3338          1.3113          1.4678          1.3685
Average                  1.3589          1.3394          1.5456          1.5245
High                     1.3957          1.4163          1.598           1.5962
Low                      1.3070          1.2712          1.4628          1.3507



SUMMARY OF FINANCIAL DATA

The summary financial information set forth below is derived from and should be read in conjunction with the financial statements and notes thereto contained in this prospectus, and the management's discussion and analysis of financial condition and results of operations, also contained in this prospectus. Results of operations for the periods presented are not necessarily indicative of results of operations for future periods.


                       (Unaudited)     (Audited)   (Unaudited)                   (Unaudited)     (Unaudited)    (Unaudited)
                      Three months    Ten months    Ten months      (Audited)     Pro-forma    Pro-forma ten      Pro-forma
                        ended June   ended March   ended March     Year ended    ten months     months ended     year ended
                          30, 2004      31, 2004      31, 2003   May 31, 2003   ended March   March 31, 2003   May 31, 2003
                                                                                   31, 2004
                     -------------- ------------- ------------- ----------------------------  ---------------  -------------
Statement of                     $             $             $              $             $                $              $
earnings data

Revenues                 1,478,716     2,107,099     1,316,500      1,671,871     3,251,546        3,087,906      3,838,087
Operating expenses,      2,562,603     4,086,464     2,806,361      3,374,654     5,165,102        4,926,201      6,222,207
interest and others
Net loss before        (1,083,887)   (1,979,365)   (1,489,861)    (1,702,783)   (1,913,556)      (1,838,295)    (2,384,120)
income taxes
Income taxes              (91,684)     (306,768)     (187,983)      (242,980)     (306,768)        (187,983)      (242,980)
Net loss                 (992,203)   (1,672,597)   (1,301,878)    (1,459,803)   (1,606,788)      (1,650,312)    (2,141,140)

Balance sheet data

Current assets           1,843,423     2,304,356                    1,004,888
Total assets             6,034,720     6,746,165                    1,777,036
Current liabilities      1,417,511     1,736,137                    3,312,454
Total liabilities        1,417,511     1,736,137                    3,312,454
Shareholders' equity     4,617,209     5,010,028
(deficiency)                                                      (1,535,418)

                                  RISK FACTORS

An investment in our common shares involves risks. You should carefully consider the risks described below and other information in the prospectus before your decide whether to buy our common shares.

OUR LINE OF MOBILE DATA SOFTWARE MAY NOT GAIN MARKET ACCEPTANCE - ZIM MAY THEREFORE NEVER BE PROFITABLE

A failure by ZIM to generate future revenues from its applications, including ZIM SMS Office, ZIM Chat, and ZIM SMS Mail would adversely affect our financial condition. We believe that our future is dependent to a large extent on our ability to achieve and sustain market acceptance for this proposed line of software products for the mobile data industry. ZIM has expended substantial time and resources since 2001 to develop this line of software products for the mobile data industry, and, as such desires to recoup its investment. In addition, we do not view our existing Zim IDE business as sufficient, in and of itself, to maintain and sustain its operations going forward. The market acceptance for these products is unproven. To date, ZIM has generated minimal revenue from these products.

ZIM MAY EXPERIENCE DIFFICULTIES ACCURATELY FORECASTING ITS OPERATING RESULTS THEREBY MAKING ITS BUSINESS OPERATIONS MORE DIFFICULT TO SUSTAIN

Due to our limited operating history in the SMS market and the uncertainty regarding the market acceptance for its new line of SMS products, ZIM may not be able to accurately forecast its future operating results. If net sales from our new line of SMS products fall materially short of estimated expenses, our business operations will become more difficult to sustain since we will then have to reduce our spending and/or raise additional capital over and above any current capital raising plans. It may not be possible for ZIM to accomplish either task in a timely manner, or at all, in which event ZIM would have to curtail or suspend certain or all of its business operations. Any action to such effect is likely to have a material adverse effect on our business relationships, financial results, financial condition and prospects.

THE LOSS OF THE SERVICES OF ZIM'S DR. MICHAEL COWPLAND AND OTHER KEY PERSONNEL COULD NEGATIVELY AFFECT OUR BUSINESS

The loss of the services of Dr. Michael Cowpland and other key personnel could affect our performance in a material and adverse way. ZIM currently depends heavily on the services of Dr. Cowpland as well as his ability to, and past practice of, funding our cash requirements from time to time. For example, Dr. Cowpland, and a holding company owned by the spouse of Dr. Cowpland, have provided financing of approximately $3.9 million to ZIM.

In December 2003, the Ontario Securities Commission ordered, among other things, that Dr. Cowpland be prohibited from acting as a director for any issuer reporting in the Province of Ontario, Canada until December 2005. Although ZIM is not a reporting issuer in Ontario, Canada, and has no current plans to become a reporting issuer in Ontario, Canada, this prohibition could materially affect ZIM should it decide to seek a listing of its securities in Ontario, Canada.

ZIM MAY NOT BE ABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS OR MAY BE ACCUSED OF INFRINGING INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES

If ZIM is not successful in adequately protecting its technology through patent, trademark, copyright and other protections, our competitors could develop competing products based on our intellectual property and thereby damage our business and results of operations.

ZIM MAY NOT BE ABLE TO ADAPT QUICKLY ENOUGH TO TECHNOLOGICAL CHANGE AND CHANGING CUSTOMER REQUIREMENTS, THEREBY LOSING SALES

If we are unable to adapt to the rapid changes in technology and customer needs that are inherent to the enterprise software industry, ZIM may lose sales and fail to grow. In order to meet these rapid changes, we will have to effectively integrate new wireless and data technologies, continue to develop our technologies and technical expertise and respond to changing customer needs.

THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our ability to continue as a going concern is subject to substantial doubt given our current financial condition and requirements for additional funding. If ZIM is unable to continue as a going concern, investors in our common shares will likely lose their entire investment. We have indicated in our financial statements that there is substantial doubt about our ability to continue as a going concern. In addition the auditors' report included an explanatory paragraph which indicates that there is substantial doubt about our ability to continue as a going concern. There can be no assurance that ZIM will be successful in raising additional funding.

IF ZIM IS UNABLE TO OBTAIN ADDITIONAL FUNDS IN A TIMELY MANNER OR ON ACCEPTABLE TERMS, ZIM MAY HAVE TO CURTAIL OR SUSPEND CERTAIN OF ITS BUSINESS OPERATIONS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS RELATIONSHIPS, FINANCIAL RESULTS, FINANCIAL CONDITION AND PROSPECTS


If ZIM is unable to obtain additional funds in a timely manner or on acceptable terms, we may have to curtail or suspend certain of our business operations which could have a material adverse effect on our business relationships, financial results, financial condition and prospects. We will need an estimated $3,200,000 in additional financing in order to fund our operating losses and other working capital requirements for the next 12 months. Approximately $750,000 was received in July 2004 from a related party as part of a private placement. ZIM does not have a bank credit facility or other working capital credit line under which ZIM may borrow funds for the estimated additional financing of $2,450,000.


ZIM EXPECTS TO INCUR OPERATING LOSSES FOR A MINIMUM OF THE NEXT TWELVE MONTHS. SUCH LOSSES WILL DIRECTLY EFFECT OUR REQUIREMENTS FOR ADDITIONAL FUNDS AND ABILITY TO CONTINUE AS A GOING CONCERN

Our anticipated requirements for additional funds are based, in large part, upon our expectation that we will incur operating losses for the next twelve months. The extent to which these anticipated losses are actually incurred will directly affect our need for additional capital and ability to continue as a going concern. If the shortfall between the revenues generated by ZIM and its operating expenses for the next twelve months is greater than the operating losses which are already expected, our need to secure additional funds is likely to increase accordingly and further adversely affect our ability to continue as a going concern. Moreover, no assurance can be given that actual operating losses will not exceed management's current expectations. These anticipated operating losses are due in part to anticipated costs in the marketing of our new line of mobile data software and related research and development expenditures.

IF WE ARE UNABLE TO MANAGE THE INTEGRATION OF OUR ACQUIRED BUSINESSES, OUR FINANCIAL CONDITION AND OPERATING RESULTS MAY BE ADVERSELY AFFECTED

A failure to effectively manage the integration of our acquisition of EPL Communications Limited and E-Promotions Limited, and any additional acquisitions we may decide to make, may adversely affect our business and financial condition. Any acquisition that we make will place significant demand on management, technical and other resources.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes statements that are "forward-looking statements" including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Plan of Operations" and "Business" regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, and pricing factors, are forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update or revise such forward-looking statements, except as required by law. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

                                 USE OF PROCEEDS

Proceeds from the sale of the common shares being registered hereby will be received directly by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of the shares.

                              SELLING SHAREHOLDERS


This prospectus relates to the offer and sale of a number of our common shares by the selling shareholders identified below. The shares included in the table below consist of 1,150,006 shares that were issued in a private placement exempt from registration in January 2004, and 1,150,006 shares issuable upon exercise of warrants that are exercisable through July 30, 2005, and that were issued in the same private placement. The shares included in the table below also include 4,000,000 shares issued in February 2004 in connection with the acquisition of EPL Communications Limited and E-Promotions Limited in a private placement exempt from registration. In connection with both the January 2004 private placement and the February 2004 acquisition, ZIM agreed to register the shares for resale.


The selling shareholders will determine when they sell their shares, and will sell their shares at the current market price or at negotiated prices at the time of sale. Although we have to pay the expenses related to the registration of the shares being offered, other than brokerage commissions and discounts, we will not receive any proceeds from the sale of the shares by the selling shareholders.

Except as noted, none of the selling shareholders hold any affiliation with ZIM Corporation or our officers, directors or principal shareholders apart from their ownership of ZIM Corporation securities.

The following table sets forth certain information regarding the beneficial ownership of ZIM's common shares as of the date of this prospectus by each selling shareholder. In reviewing the table, please keep in mind that the amounts in the column relating to shares beneficially owned after the offering assume that all the offered shares were sold.


As of September 29, 2004, there were 58,414,792 of our common shares outstanding, 10,356,414 warrants that are exercisable into 10,356,414 of our common shares, and 21,940,671 options that are exercisable into 21,940,671 of our common shares.


                                             Common shares
                                        beneficially owned
                                     prior to the offering      Common shares       Common shares beneficially
Name of selling shareholders                           (1)      being offered         owned after the offering
---------------------------------- ------------------------ ------------------ --------------------------------
                                                                                   Number (2)     Percentage (3)
                                                                               ------------------ -------------
James Stechyson (4)                                740,000            100,000            640,000         1.10%

Stephen Wright (5)                               1,975,261          1,800,261            175,000         0.30%

Maria Vendone (6)                                1,542,366          1,467,366             75,000         0.13%

Finelook Limited (7)                               573,960            573,960                  -             -

Wright and Vendone in trust for
Enrico Wright (8)                                   90,303             90,303                  -             -

Christian Goldsbrough (9)                           68,110             68,110                  -             -

Marco Campagna                                      10,000             10,000                  -             -

Giacinto Campagna                                   61,496             61,496                  -             -

Roman Kowalski                                     204,986            204,986                  -             -

Ross Douglas Tuddenham                              53,334             53,334                  -             -

Giovanni Bassi                                      80,000             80,000                  -             -

Shuyu Wang                                          60,000             60,000                  -             -

Bernard Payeur                                       6,000              6,000                  -             -

Dr May Smith                                        16,000             16,000                  -             -

Janette Anne Cowpland                               20,000             20,000                  -             -

Paul Cowpland                                       12,000             12,000                  -             -

Ming Cao                                            12,000             12,000                  -             -

Harry Keays                                         20,000             20,000                  -             -

Kathleen Beth Snow                                  13,334             13,334                  -             -

Jun Yang                                            43,200             43,200                  -             -

George Kenneth Holman                                4,000              4,000                  -             -

Paul Gordon Jefferson                                2,000              2,000                  -             -

Lorne Speck                                         22,000             22,000                  -             -

Keith Bustard                                        4,086              4,086                  -             -

                                             Common shares
                                        beneficially owned
                                     prior to the offering      Common shares       Common shares beneficially
Name of selling shareholders                           (1)      being offered         owned after the offering
---------------------------------- ------------------------ ------------------ --------------------------------
                                                                                   Number (2)     Percentage (3)
                                                                               ------------------ -------------
Erin Thompson                                        2,000              2,000                  -             -

Don Wilson                                          50,000             50,000                  -             -

Randolph James Dean                                  1,000              1,000                  -             -

Gina Ierullo                                        13,334             13,334                  -             -

Suzanne Lusignan                                    18,158             18,158                  -             -

Suzanne King                                        20,000             20,000                  -             -

Vittorio Lindia                                      4,238              4,238                  -             -

Adam Ghattas                                         6,050              6,050                  -             -

John Shen                                          100,000            100,000                  -             -

Pina Peloso                                          9,000              9,000                  -             -

Christian Nicoletti                                  4,036              4,036                  -             -

Clinton Stark                                       50,000             50,000                  -             -

Benjamin Nieh                                       40,000             40,000                  -             -

Christopher Trumpy                                   2,000              2,000                  -             -

Donato G. Pica                                      22,000             22,000                  -             -

Peter D'Alessio                                      3,000              3,000                  -             -

Yi Jiang                                            30,000             30,000                  -             -

Emidio Peloso                                        4,000              4,000                  -             -

Vito Di Turi                                        10,000             10,000                  -             -

Luisa Rebolledo                                      2,000              2,000                  -             -

Reagan Daly                                          2,018              2,018                  -             -

Tom Phillips                                         2,000              2,000                  -             -

Sean Finn                                            2,000              2,000                  -             -

Kenneth Ross Betts                                   6,000              6,000                  -             -

Sheilah McCall                                       6,000              6,000                  -             -

William Boyd                                        80,598             80,598                  -             -

Judith Mary Helen Bonhomme                           6,000              6,000                  -             -

Ken McCormack                                       12,000             12,000                  -             -

Christopher Roy Bonhomme                             6,000              6,000                  -             -

Luc Lafrance                                        10,000             10,000                  -             -

Joyce Frances Stevens                                2,000              2,000                  -             -

Philip Adam Docwra Secretan                         20,000             20,000                  -             -

Roger Ghantous                                       8,000              8,000                  -             -

Jocelyne Woolhouse                                   6,000              6,000                  -             -

Thommy Lefebvre                                     30,000             30,000                  -             -

Stephen Cassar                                      10,000             10,000                  -             -

Joseph Parisi                                        6,000              6,000                  -             -

Brent Ness                                          20,000             20,000                  -             -

Barrie Mitchell                                     12,000             12,000                  -             -

Steve Tibbett                                        6,000              6,000                  -             -

Allan Batson                                       100,000            100,000                  -             -

                                             Common shares
                                        beneficially owned
                                     prior to the offering      Common shares       Common shares beneficially
Name of selling shareholders                           (1)      being offered         owned after the offering
---------------------------------- ------------------------ ------------------ --------------------------------
                                                                                    Number (2)    Percentage (3)
                                                                               ------------------ -------------
Bert Hoad                                          100,000            100,000                  -             -

David Heatley                                       30,000             30,000                  -             -

Norman M. Stechyson                                100,000            100,000                  -             -

Darlene Cowpland                                   100,000            100,000

Tass Fragiskos                                     301,568            301,568                  -             -

Joanne Fragiskos                                    20,104             20,104                  -             -

Mary Fragiskos                                      50,262             50,262                  -             -

John Fragiskos                                      40,210             40,210                  -             -

James Curran                                        10,000             10,000                  -             -

Jason Edwards                                       10,000             10,000                  -             -

Kirk Batson                                         30,000             30,000                  -             -

Adam Gard                                           10,000             10,000                  -             -

Peter Gard                                          10,000             10,000                  -             -

                                   ------------------------ ------------------ ------------------ -------------
                                                 7,190,012          6,300,012            890,000         1.52%
                                   ======================== ================== ================== =============


    1. In accordance with the Rules and Regulations of the United States Securities and Exchange Commission, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power. Unless otherwise indicated, we believe that all the selling shareholders named in the above table have sole voting and investment power with respect to all shares beneficially owned by them.

    2.  Assumes the sale of all shares offered hereby.


    3. Based on a total of 58,414,792 common shares issued and outstanding as of September 29, 2004.


    4. James Stechyson is a member of our board of directors. The shares beneficially owned by Mr. Stechyson include 50,000 shares purchased in ZIM's January 2004 private placement and 50,000 shares issuable upon exercise of presently exercisable warrants also purchased in ZIM's January 2004 private placement. The shares also include 240,000 shares issuable upon the exercise of stock options.

    5. Stephen Wright is a citizen of the United Kingdom. The shares beneficially owned by Mr. Wright were received in February 2004 in partial consideration for Mr. Wright's ownership interest in EPL Communications Limited and E-Promotions Limited. The shares also include 175,000 shares issuable upon the exercise of stock options.

    6. Maria Vendone is a citizen of Italy. The shares beneficially owned by Ms. Vendone were received in February 2004 by Ms. Vendone in partial consideration for Ms. Vendone's ownership interest in EPL Communications Limited and E-Promotions Limited. The shares also include 75,000 shares issuable upon the exercise of stock options.

    7. Finelook Limited is a company organized under the laws of England. Its ordinary shares are owned by Gianni Vendone, a citizen of Italy. The shares beneficially owned by Finelook Limited were received in February 2004 in partial consideration for Finelook Limited's ownership interest in E-Promotions Limited.

    8. Mr. Wright and Mrs. Vendone hold these shares in trust for minor Enrico Wright. The shares beneficially owned in trust for minor Enrico Wright were received in February 2004 in partial consideration of minor Enrico Wright's ownership interest in E-Promotions Limited.

    9. Christian Goldsbrough is a citizen of the United Kingdom. The shares beneficially owned by Mr. Goldsbrough were received in February 2004 in partial consideration for Mr. Goldsbrough's ownership interest in E-Promotions Limited.

                              PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus for the selling shareholders. As used in this prospectus, the term "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other commissions, discounts or other expenses relating to the sale of the common shares.

The selling shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their common shares through:

    o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

    o an exchange distribution in accordance with the rules of the applicable exchange;

    o   privately negotiated transactions;

    o   short sales, except as described below;

    o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

    o   a combination of any such methods of sale; and

    o   any other method permitted pursuant to applicable law.

When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

    o enter into transactions involving short sales of the shares by broker-dealers;

    o sell shares short themselves and deliver the shares registered hereby to settle such short sale or to close out stock loans incurred in connection with their short positions;

    o enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer or other person, who will then resell or transfer the shares under this prospectus; or

    o loan or pledge the shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling shareholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling shareholders and any broker-dealers or such other persons involved in the sale or resale of the shares may qualify as an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. In addition, the broker-dealers' or their affiliates' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act of 1933, as amended. If the selling shareholders qualify as an "underwriter," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act of 1933, as amended.

In addition to selling their shares under this prospectus, the selling shareholders may:

    o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933, as amended;

    o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

    o sell their shares under Rule 144 of the Rules and Regulations promulgated by the United States Securities and Exchange Commission rather than under this prospectus, if the transaction meets the requirements of Rule 144.

The United States Securities and Exchange Commission's so-called "penny stock" rules, which impose additional sales practice and disclosure requirements, could impede the sale of our shares in any secondary market, with a concomitant adverse effect on the price of the shares in the secondary market.

Until, and unless, we are able to satisfy the initial listing requirements for listing on The Nasdaq SmallCap Market or another National Exchange, and the share price for our common shares were to trade at, or above, $5.00 per share, the shares will be subject to the "penny stock" rules, unless we satisfy certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common shares trade on the Over-the-Counter Bulletin Board under the symbol "ZIMCF." The following table shows the high and low closing prices of our common shares for the periods indicated as reported by the Over-the-Counter Bulletin Board. These prices do not include retail markup, markdown or commission.

                                             HIGH                  LOW
2004
Second quarter                              $1.00                $0.38
Third quarter                               $0.98                $0.41
Month of March, 2004                        $0.75                $0.69


2005
First quarter                               $0.71                $0.38
October 16, 2003 to September 29, 2004      $1.00                $0.28




Our common shares are thinly traded and, accordingly, reported sale prices may not be a true market-based valuation of our common shares. As of September 29, 2004 there were approximately 1,100 record holders of our common shares.


We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

                                LEGAL PROCEEDINGS


Dr. Michael Cowpland, ZIM Corporation's president and chief executive officer, was named as a defendant in several lawsuits relating to his actions as the former president and chief executive officer of Corel Corporation ("Corel"). These include a complaint filed by Anthony Basilio and Fred Spagnola on March 13, 2000 in the U.S. District Court for the Eastern District of Pennsylvania, a complaint filed by Alan Treski on March 29, 2000 in the U.S. District Court for the Eastern District of Pennsylvania and four additional complaints filed in the U.S. District Court for the Eastern District of Pennsylvania and one complaint filed in the U.S. District Court for the District of Massachusetts. In each of these cases, the complaints had been filed on behalf of persons who purchased or otherwise acquired common shares of Corel between December 7, 1999 and December 21, 1999. The complaints generally allege that the defendants including Dr. Cowpland violated various provisions of the US securities laws, including
Section 10(b), Section 20(f) and Rule 10b-5 under the United States Securities Exchange Act of 1934, as amended, by misrepresenting or failing to disclose material information regarding Corel's financial condition. Corel Corporation announced on June 16, 2003 that it reached an agreement-in-principle to settle the claims against both Dr. Cowpland and Corel Corporation. The agreement-in-principle is subject to a number of conditions, including judicial approval.


In addition, on October 14, 1999, the Ontario Securities Commission (the "OSC") filed charges against Dr. Michael Cowpland and his holding company, M.C.J.C. Holdings Inc. (now named MC Lux Corporation) ("MCJC"), in the Ontario Superior Court of Justice. As announced in the news release of the OSC dated October 14, 1999, information was laid in the Ontario Superior Court of Justice against Dr. Cowpland and MCJC, of which Dr. Cowpland is a director, charging Dr. Cowpland with three counts of violating Ontario securities law and charging MCJC with one count of violating Ontario securities law.

On February 11, 2002, MCJC pleaded guilty to the offense of insider trading in the Ontario Court of Justice in Ottawa, Canada and was fined approximately $628,000 which it has paid.

On December 12, 2003, the OSC issued a decision that: (a) ordered Dr. Cowpland and MCJC to pay approximately $380,000 to the Investor Education Fund; (b) prohibited Dr. Cowpland from acting as a director of any "reporting issuer" that reports in the Province of Ontario until December 12, 2005; (c) reprimanded Dr. Cowpland and MCJC; and (d) ordered MCJC to pay the OSC's costs in the amount of approximately $57,000. All amounts have been paid. ZIM Corporation is not a "reporting issuer" in the Province of Ontario and therefore there is no prohibition against Dr. Cowpland acting as a director of ZIM Corporation, or any of its subsidiaries.


                      OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the directors and executive officers of ZIM Corporation as of the date of this prospectus. The background of these individuals is summarized in the paragraphs following the table.

NAME                   AGE       POSITION WITH ZIM


Dr. Michael Cowpland   61        President, Chief Executive Officer and Director
Tony Davidson          44        Chief Technology Officer
Jennifer North         39        Chief Financial Officer
Roberto Campagna       26        Vice President Mobile Sales
Debbie Weinstein       44        Secretary
Steven Houck           34        Director
Charles Saikaley       45        Director
James Stechyson        39        Director
Donald Gibbs           58        Director



Michael Cowpland has served as President and Chief Executive Officer since February 2001. In 1973, Dr. Cowpland co-founded Mitel Corporation (formerly NYSE:MTL) and was the company's Chief Executive Officer for 10 years. During Dr. Cowpland's tenure as CEO, Mitel's sales reached $300 million before it was acquired by British Telecom in 1984. After the acquisition of Mitel, Dr. Cowpland founded Corel Corporation (NASDAQ:CORL), a company that evolved into one of the world's leading providers of office productivity software. Corel was widely recognized for its WordPerfect Office Suite, and its PC graphics application, Corel Draw. Dr. Cowpland served as President of Corel from 1995 to January 2001. Dr. Cowpland began his career in 1964 at Bell Northern Research. Dr. Cowpland received a Bachelor of Science and Engineering from the Imperial College (London), a Masters of Engineering from Carleton University and Ph.D. in Engineering from Carleton University.

Tony Davidson has served as the Vice-President of Engineering and Chief Technology Officer since March 2002 and April 2002, respectively. He started his career in the field of medical research. In 1991, Mr. Davidson joined Corel Corporation where he participated in the development of a wide range of commercial products covering a variety of genres including medical and entertainment products to digital stock photography and CDROM mastering software. This eventually led to his heading up Corel's Multimedia Division in the role of Executive Director. In 1996, Mr. Davidson joined Vorton Technologies as Executive Vice President and Chief Technology Officer. He left Vorton in June 2001 to join ZIM. In his role as VP Engineering at ZIM, he will be responsible for the technical direction of all new and current ZIM products. Mr. Davidson is a graduate of Applied Arts and Technology Program of St. Lawrence College in Kingston Ontario, and has over twenty years of experience developing software and applications using both low and high level languages.

Jennifer North has been the Chief Financial Officer since June 2003. Prior to joining ZIM Corporation, Ms. North worked as a financial consultant assisting high growth technology companies to develop corporate and financial strategies. From 1996 to 2001, Ms. North was the Corporate Controller of World Heart Corporation, a Canadian public company trading on both NASDAQ and the Toronto Stock Exchange. She obtained her chartered accountant designation in 1989.



Roberto Campagna is responsible for enhancing our relationships with top wireless operator networks and extending our network of wireless-focused partners and suppliers. Mr. Campagna brings a wealth of software industry knowledge to his position, having previously worked in similar roles, lastly at Corel Corporation. During his four years at Corel he held increasingly more senior positions with the international sales organization, most recently serving as Regional Director of Latin America. In this capacity, Mr. Campagna was responsible for driving Corel's enterprise, retail and OEM sales and services strategies for the Latin America region, in addition to promoting policies and programs designed specifically for the company's largest enterprise customers. Mr. Campagna speaks four languages and he holds a Bachelor in International Business and Trade.

Debbie Weinstein has been Secretary of the Corporation since January 2004. Ms. Weinstein is a co-founding partner of LaBarge Weinstein LLP, a business law firm. Ms. Weinstein's practice encompasses the representation of emerging growth companies, established public and private technology businesses, venture capital funds and investment bankers. She has represented issuers and underwriters in numerous Canadian and U.S. public offerings and has substantial experience in venture capital, financing transactions and mergers and acquisitions. Ms. Weinstein is a 1983 graduate of Osgoode Hall Law School and was called to the Bar of Ontario in 1985. Prior to co-founding LaBarge Weinstein LLP, Ms. Weinstein was a partner of Blake Cassels & Graydon in Ottawa, Canada from 1991 to 1997 and was, prior to her departure, administrative partner of that office and on the firm's national partnership committee.

Steven Houck has served as a director since April 2001. From 1995 to March 2004, Mr. Houck held various positions with Corel Corporation, including the executive vice president for business development. Prior to his service to Corel, he founded Worldview Technologies, a company specializing in multimedia design and authoring and served as its CEO until 1995. He has received a Bachelors Degree in Business Administration from Florida Atlantic University.

Charles Saikaley has served as a director of ZIM since June 1, 2003 and a director of ZIM Technologies International Inc. since May 2001. Since 1990, Mr. Saikaley has been a partner in the law firm of Lang Michener based in Ottawa, Canada. He practices in the area of real estate, providing advice in all aspects of the purchase and sale of residential and commercial real estate as well as commercial leases, commercial mortgages and business arrangements. He is a member of the firm's business law, franchise law and real estate law groups. He is a member of the Canadian Bar Association, Law Society of Upper Canada. Mr. Saikaley received a Bachelor of Business Administration from the University of Ottawa (1979) and a Bachelor of Laws from University of Ottawa in 1982.

James Stechyson has served as a director and Chairman of ZIM since June 1, 2003. He has also served as a director of ZIM Technologies International Inc. since January 1998 and was appointed into the position of chairman in May 2001. From 1990 to September 2003 he was the President of OM Video, Inc., a major hardware sales and systems integrator of professional video and presentation technology based in Ottawa, Canada. He is a charter member of the Innovators Alliance of Ontario, a government sponsored organization for the Chief Executive Officers of leading growth firms. He is also the recipient of the Ottawa Carleton Board of Trade Young Entrepreneur of the Year Award.

Donald R Gibbs has been a director of ZIM since July 2003. He also serves as the Chairman of ZIM's Audit Committee. Since July of 2004, Mr. Gibbs has been the principal of his own consulting company, Donald R Gibbs and Associates which provides financial and management assistance to start-up corporations. Since 1970, Mr. Gibbs has held senior financial and executive positions in Mitel Corporation, Cognos Inc., Gandalf Systems Corporation, Positron Fiber Systems Inc., Gorilla Capital Inc., VIPswitch Inc. and Original Solutions Inc. Mr. Gibbs received his Bachelor of Commerce degree from the University of Ottawa and holds a professional designation as a Certified Management Accountant.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           ZIM CORPORATION MANAGEMENT


The following table sets forth, as of September 29, 2004, the number and percentage of our outstanding common shares which are beneficially owned, directly or indirectly, by:



      o each person who is the beneficial owner of 5% or more of our outstanding common shares;

      o     each director and executive officer of ZIM Corporation; and

      o     all directors and executive officers of ZIM Corporation as a group.


In accordance with the Rules and Regulations of the United States Securities and Exchange Commission, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he or she has the right to acquire within 60 days of September 29, 2004. Unless otherwise indicated, the persons listed are deemed to have sole voting and investment power over the shares beneficially owned.

BENEFICIAL OWNERSHIP

                                                                                    Number of Shares
  Name of Beneficial Owner          Title                                         Beneficially Owned           Percent
  --------------------------------- ------------------------------------------ ---------------------- -----------------

  Michael Cowpland, (1)             Chief Executive Officer and President                 46,238,789               63%
  Denise Batson (2)                 N/A                                                    5,550,000                9%
  Tony Davidson (3)                 Chief Technology Officer                                 500,000                1%
  Jennifer North (4)                Chief Financial Officer                                  412,500                1%
  Roberto Campagna (5)              Vice President Mobile Sales                              370,000                1%
  James Stechyson (6)               Chairman and Director                                    740,000                1%
  Charles Saikaley (7)              Director                                                 260,000                 *
  Steven Houck (8)                  Director                                                 260,000                 *
  Donald Gibbs (9)                  Director                                                 260,000                 *
  Debbie Weinstein (10)             Secretary                                                100,000                 *

  All Officers and Directors as a group                                                   49,141,289               65%
       (10 persons)


* Less than 1%.

1. The beneficial ownership of Michael Cowpland consists of 19,033,215 Common Shares owned directly by Dr. Cowpland, 9,653,621 Common Shares which Dr. Cowpland has the right to acquire under outstanding stock options, and 775,790 Common Shares issuable upon exercise of presently exercisable warrants. Dr. Cowpland's wife owns 3,198,158 Common Shares and she has the right to acquire 4,396,316 Common Shares upon the exercise of presently exercisable warrants. In addition, a company controlled by Dr. Cowpland's spouse, owned 8,793,795 Common Shares and the right to acquire 387,894 Common Shares upon the exercise of presently exercisable warrants. Dr. Cowpland disclaims beneficial ownership of the shares held by his wife and the company controlled by his wife.

2. The beneficial ownership of Denise Batson consists of 5,255,000 Common Shares owned directly and 295,000 Common Shares which she has a right to acquire under presently exercisable stock options.

3. The beneficial ownership of Tony Davidson consists of 500,000 Common Shares which he has a right to acquire under presently exercisable stock options.




4. The beneficial ownership of Jennifer North consists of 412,500 Common Shares which she has a right to acquire under presently exercisable stock options.

5. The beneficial ownership of Roberto Campagna consists of 370,000 Common Shares which he has a right to acquire under presently exercisable stock options.

6. The beneficial ownership of James Stechyson consists of 450,000 Common Shares owned directly, 240,000 Common Shares which he has a right to acquire under presently exercisable stock options, and 50,000 Common Shares issuable upon exercise of presently exercisable warrants.

7. The beneficial ownership of Charles Saikaley consists of 260,000 Common Shares which he has a right to acquire under presently exercisable stock options.

8. The beneficial ownership of Steven Houck consists of 260,000 Common Shares which he has a right to acquire under presently exercisable stock options.

9. The beneficial ownership of Donald Gibbs consists of 260,000 Common Shares which he has a right to acquire under presently exercisable stock options.

10. The beneficial ownership of Debbie Weinstein consists of 100,000 Common Shares which she has a right to acquire under presently exercisable stock options.


DESCRIPTION OF ZIM CORPORATION'S SECURITIES



The authorized capital of ZIM Corporation consists of an unlimited number of common shares and an unlimited number of special shares. ZIM Corporation has 58,414,792 common shares outstanding on September 29, 2004. There are no special shares outstanding.


COMMON SHARES

The rights, restrictions and conditions of the common shares are as follows:
Voting. Each holder of common shares is entitled to notice of and to attend and vote at all general and special meetings of our shareholders other than meetings at which only the holders of a particular class or series other than the common shares are entitled to vote. Each common share will entitle its holder to one vote. Because holders of common shares do not have cumulative voting rights with respect to the election of directors, the holders of a majority of the common shares represented at a meeting are able to elect all of the directors.

Dividends. The holders of common shares are, at the discretion of the board of directors of ZIM entitled to receive dividends, out of any and all profits or surplus of ZIM properly available for the payment of dividends (after the payment of any dividends payable on securities of ZIM entitled to receive dividends in priority to the common shares).

Dissolution. The holders of our common shares will be entitled to any distribution of the assets of ZIM upon the liquidation, dissolution or winding up of the corporation or other distribution of its assets among its shareholders for the purpose of winding up its affairs.

Preemptive Rights. The holders of our common shares will not have any preemptive rights.

Penny Stock Rules. The United States Securities and Exchange Commission's so-called "penny stock" rules, which impose additional sales practice and disclosure requirements, could impede the sale of our common shares in any secondary market, with a concomitant adverse effect on the price of the shares in the secondary market.

Until, and unless, we are able to satisfy the initial listing requirements for listing on The Nasdaq SmallCap Market or another National Exchange, and the share price for ZIM common shares were to trade at, or above, $5.00 per share, the shares will be subject to the "penny stock" rules, unless ZIM satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                             DESCRIPTION OF BUSINESS

ZIM CORPORATION

ZIM has two operating subsidiaries, EPL Communications Limited, a company incorporated pursuant to the Companies Act 1985 (United Kingdom), and E-Promotions Limited, a London, England based company incorporated pursuant to the Companies Act of 1985 (United Kingdom). ZIM is also the sole shareholder of PCI Merge, Inc., a Florida based holding company with no operations. On April 1, 2004, ZIM Corporation and ZIM Technologies International Inc. amalgamated into ZIM Corporation.

OVERVIEW

ZIM is a developer and provider of the Zim Integrated Development Environment, or the Zim IDE software. Zim IDE software is currently used by companies in the design, development, and management of information databases. The technology for Zim IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s and acquired by ZIM Technologies in 1996. The Corporation has now licensed the Zim IDE software products to thousands of customers through direct sales, and an established network of VARs and distributors.

The Zim IDE software provides an integrated development environment for Microsoft Windows and UNIX computer operating systems. An integrated development environment is a set of programs run from a single user interface for use in the creation and management of corporate databases.

The Zim IDE software was designed to handle complex data management in a more efficient manner than the database technologies historically provided. The distinctive characteristic of the Zim IDE software is the fact that its object dictionary contains more than just a table of data. Instead, all relationships and data information are concurrently stored in the object dictionary, making it easier to manage and retrieve information. Furthermore, Zim IDE software uses data sets rather than record-by-record access to manage information. This technique further simplifies the management of data.

The Zim IDE software has been used to develop database applications that have been deployed in a wide range of industries, including finance, marketing, human resources, information and records management. Applications built with the Zim IDE also fully access most other major databases such as Oracle and SQL Server.

Beginning in 2001, we expanded our business strategy to include the design and development of a line of mobile data software products. ZIM designs these mobile data software products to take advantage of the existing wireless data network infrastructure known as SMS or text messaging. SMS enables users to communicate person to person and application to person through cellular handsets and other SMS-enabled devices. SMS has already experienced a significant uptake throughout Europe and Asia and the market is now expanding in North America.

We have developed both consumer and business-oriented lines of mobile data software products to deliver simple to use SMS based communication services for end users. These communication services include features to increase the usefulness of SMS, such as the ability to send text messages from web sites directly to mobile phones, and the capability to connect office tools to mobile phones, including e-mail messages, meeting requests, and follow-up reminders. It is our goal to become a leading North American provider of SMS based products to individual consumers and businesses. We intend to accomplish this goal by utilizing our expertise in database management and software engineering, and our knowledge of North American SMS networks.

Beginning in November of 2001, most major wireless carriers in North America, including AT&T, Verizon, Voicestream, Cingular, Bell Canada and Rogers AT&T, have adopted SMS interoperability, thereby enabling their subscribers to both send and receive SMS messages through their competitors' systems. ZIM expects that this interoperability will accelerate consumers' adoption of this service in North America.

We believe that a number of other significant recent factors will accelerate the growth of SMS in North America. These factors include:

o SMS roaming agreements entered into by the carriers,

o Development of SMS based consumer applications,

o Economies relative to voice calls,

o Simplicity of use,

o High penetration of handsets with SMS functionality,

o Growth in handsets with smart-text functionality,

o Growth in percentage of subscribers able to use SMS, and

o Appealing to network operators via high gross margins.

OUR STRATEGY IN THE SMS BUSINESS

It is our goal to become a leading international provider of SMS based services to individuals and businesses. ZIM intends to accomplish this goal by utilizing its expertise in database management and software engineering, our relationships with international wireless carriers, and our knowledge of international SMS networks.

ZIM expects SMS users will utilize SMS for a variety of business and personal communication services. ZIM expects that these value-added communication services will help bridge the gap between personal computers and business computer systems, on the one hand, and mobile devices, on the other hand. This is expected to enable tasks that are familiar in the personal computers or corporate systems environment to be extended to mobile devices. These tasks may include group messaging, mobile chat, mobile marketing, calendaring, collaborative work processes, business process communications and desktop to mobile integration.

We believe that there are multiple revenue stream opportunities to be made from SMS. Direct payments are expected to include both consumer to operator, as well as consumer to product and service provider. Indirect payments are expected to come primarily from various revenue share agreements with wireless carriers.

In addition, we expect that our recent acquisition of EPL Communications Limited and E-Promotions Limited ("EPL") will facilitate our growth strategy in three ways. First, EPL brings new technology capabilities to ZIM including a web based customer self serve interfaces, as well as direct connectivity into operator networks for SMS message delivery. Second, EPL has an existing customer base of approximately 12,500 customers which ZIM plans to grow through existing EPL products and complimentary ZIM product offerings. Third, EPL has existing relationships with all four of the major wireless network operators in the United Kingdom. It is ZIM's intention to utilize these existing EPL relationships to offer ZIM's network operator portfolio into the United Kingdom.

OUR SMS PRODUCTS

ZIM SMS OFFICE

STANDARD EDITION RELEASED IN 2003; ENTERPRISE EDITION SLATED FOR RELEASE IN 2004

ZIM SMS Office links two-way SMS text messaging and e-mail with the coordination of Microsoft(R) ("Microsoft") Outlook and Microsoft Excel to create a mobile office software tool. It is designed to extend and enhance a Microsoft Office suite by providing Outlook functionality to SMS-enabled cellular phones through one-way and two-way SMS text messaging capabilities. Users stay connected to the Microsoft Outlook office environment by using a cell phone to receive, reply, forward and send e-mail messages, request "more" or "all" of e-mail messages, and receive daily calendar items and reminders. Users can send SMS text messages to their contacts from the desktop and receive the responses as e-mail. Filters and preferences can also be set to enhance productivity. The Enterprise edition of the product, which is a networked mobile solution for a Microsoft Exchange Server environment, includes a variety of additional capabilities such as contact look up and corporate calendar meeting invitations on the phone.

ZIM SMS MAIL

RELEASED IN 2003

ZIM SMS Mail is a two-way mobile e-mail extension software tool designed to leverage SMS text messaging to keep cellular phone users connected to their e-mail while on the go. ZIM SMS Mail is desktop software that links almost any e-mail account to SMS-enabled cellular phones. When mail that meets the personal filter criteria of the user arrives in the e-mail Inbox, it is automatically pushed to the user's cellular phone using one-way and two-way SMS text messaging through the SMS channel.

ZIM 2-WAY SMS PAGING

AVAILABLE SINCE 2003

ZIM 2-Way SMS Paging is a pager replacement system that uses SMS on a cellular phone to create a two-way communication network. Using a web-based administrative interface and standard cellular phones, customers can easily and quickly implement a modern and cost-effective two-way communication system for employees currently using pagers as part of the enterprise communication process. To ensure maximum reach and effectiveness, the product goes beyond SMS and incorporates e-mail message sending options.

The product includes many features to ensure real and measurable results including: web-based message posting through and administrative control panel, easy to use contacts and group controls and escalation hierarchy, real-time message delivery status reporting and record logs for audit trail and results analysis.

ZIM SMS CHAT

RELEASED IN EARLY CALENDAR 2004

ZIM SMS Chat is the next generation of `Instant Messaging' that expands on the real time, two-way chat experience and allows users to send instant SMS text messages from the computer directly to mobile users. Users can engage in live two-way chats with friends and family even when they are on the go.

Featuring two-way, real-time functionality through SMS, computer users can create a dialogue with mobile users and expand communication possibilities. ZIM SMS Chat is a real-time, two-way SMS messaging application that can be installed and working on a computer within minutes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

This Management's Discussion and Analysis or Plan of Operation contains forward-looking statements that are based on current expectations, estimates and projections about the Corporation and the industries in which it operates. In addition, other written or oral statements which constitute forward-looking statements may be made by or on behalf of the Corporation. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. The Corporation undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

Potential risks and uncertainties include, without limitation, the uncertainties inherent in the development of new software products, the Corporation's need for significant additional funding, the uncertain market acceptance of the Corporation's products, the uncertainties inherent in managing the integration of the Corporation's acquired businesses, and rapid developments in technology, including developments by competitors. We operate in a very competitive and rapidly changing environment. New risks can arise and it is not possible for management to predict all such risks, nor can it assess the impact of all such risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


EXECUTIVE SUMMARY

Beginning in 2001, we expanded our business strategy to include the design and development of a line of mobile data software products based on SMS (Short Messaging Service) technology. Commencing in February 2004, revenues from these SMS applications have become a significant contributor to our total revenues. Management expects that revenues from SMS applications will become the dominant contributor for the fiscal year, beginning on April 1, 2004.


The revenue sources from SMS applications are a result of the completion of a suite of SMS products by ZIM as well as the acquisition of EPL which was completed on February 10, 2004. For the period from February 10, 2004 to the end of the fiscal period, March 31, 2004, revenues from EPL were approximately $605,000. Management expects to see revenues continue at this level during the fiscal year beginning on April 1, 2004.

In addition to the increased sales of SMS applications, the sales of Zim IDE Software continued at the same levels as prior periods with an increase in subsequent maintenance contracts. We do not expect to see significant increases or decreases in this segment of our operations.

OVERVIEW

Historically we have been known as a developer and provider of the Zim Integrated Development Environment, or the Zim IDE software. Zim IDE software is currently used by companies in the design, development, and management of information databases and mission critical applications. The technology for Zim IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s and acquired by ZIM in 1996. The software is now licensed to thousands of customers through direct sales as well as an established network of VARs and distributors.

Beginning in 2001, we expanded our business strategy to include the design and development of a line of mobile data software products. ZIM designs these mobile data software products to take advantage of the existing wireless data network infrastructure known as SMS. SMS, or text messaging as it is also known, enables users to communicate person to person and application to person through cellular handsets and other SMS-enabled devices. The use of SMS has already experienced a significant increase throughout Europe and Asia and the market is now expanding in North America.

Many companies offer SMS text messaging applications to send one-way and two-way messages from a desktop computer or website; however only a few of these wireless product offerings allow for e-mails to be forwarded to a cellular phone. Even fewer integrate with desktop computers in a business environment that extends the functionality of the corporate office desktop (e-mail, calendars, and contacts) to cellular phones. Our technology offers a unique two-way SMS solution that allows for: seamless integration with both Microsoft Outlook and Microsoft Excel, open delivery threads for on-going message conversations, sending e-mail to SMS (and the reverse) without losing message integrity and maintaining message history, two-way messaging directly via SMS and without the use of complicated replying codes.

Our key products, ZIM SMS Office and ZIM Chat, are resold by telecommunication carriers to their subscribers under the carrier's own brand. We have signed the following contracts to distribute our applications:

     o StarHub, an info-communications provider based in Singapore, launched StarHub SMSOffice (Standard Edition), a wireless e-mail tool developed by ZIM. This mobile office solution will use SMS text messaging to provide the functionality of advanced wireless handheld devices on any SMS-enabled mobile phone. StarHub is currently offering its subscriber base a one-month free trial of our application.

     o Radius-ED, a Malaysia-based SMS gateway and solutions provider in the Asia-Pacific region, signed an agreement for distribution of our mobile office products featuring two-way SMS text messaging in the Asia-Pacific region. The products, including ZIM SMS Office and ZIM SMS Mail, offer wireless e-mail, providing the functionality of advanced wireless handheld devices on any mobile phone.

     o Rogers AT&T Wireless, a Canadian telecommunications company, launched a new mobile chat application developed by ZIM that enables real time chats between computer users and Rogers AT&T Wireless customers. The product, labeled Rogers Desktop TXT, brings instant messaging to wireless phones by enabling users to communicate easily from a computer with mobile contacts in real time using two-way text messaging.

     o Telcel, a Mexico-based company, selected three of our wireless products. Telcel is a wholly-owned subsidiary of America Movil. The products, to be called Telcel SMS Office (Standard and Enterprise) and Telcel SMS Mail, will offer wireless e-mail to Telcel's customers. Telcel is the world's fifth largest wireless carrier with approximately 46 million subscribers. We have currently completed the integration of the systems, including the product branding and testing of the applications.

In addition, we continue to have trials of our SMS technology with carriers in the U.S., Australia, Hong Kong and Malaysia with a customer base of approximately 55 million subscribers.

On February 10, 2004, ZIM completed the purchase of EPL in a combined share and cash deal worth approximately $3.6 million. The acquisition allows ZIM to expand into the global SMS market for premium, bulk, location-based and interactive two-way SMS delivery.

Founded in 1999, EPL is an SMS provider in the UK with customers such as the British Broadcasting Corporation ("BBC") and EMI Music. EPL's partners include four of the world's largest SMS network operators: Vodafone, Orange, O2, and T-Mobile. The main products of EPL include Premium SMS delivery with direct mobile telephone bill charges, a Location Gateway for Location Based Services
(LBS) including traffic and weather, a high performance global inbound SMS solution called Virtual Mobile that involves two-way SMS interaction of applications and services and a Bulk SMS service for SMS campaigns that delivers to a network of some 250 mobile operators worldwide.

RESULTS OF OPERATIONS FOR THE TEN MONTHS ENDED MARCH 31, 2004 COMPARED TO THE TEN MONTHS ENDED MARCH 31, 2003 AND THE YEAR ENDED MAY 31, 2003

The following discussion includes information from the audited consolidated statements of earnings for the ten months ended March 31, 2004, the unaudited consolidated statements of earnings for the ten months ended March 31, 2003 and the audited consolidated statements of earnings for the year ended May 31, 2003. The information for the ten months ended March 31, 2004, in management's opinion, has been prepared on a basis consistent with the audited consolidated financial statements for the year ended May 31, 2003, with the exception of the method of depreciating property and equipment from the straight line method to the declining balance method, and includes all adjustments necessary for a fair presentation of information presented. These operating results are not necessarily indicative of results for any future period. You should not rely on them to predict our future performance.

All financial information is prepared in accordance with generally accepted accounting principles (GAAP) in the United States and is stated in US dollars.

REVENUES

We currently derive a significant portion of our revenue from product sales of our Zim IDE software as well as the maintenance and consulting services related to the software. Commencing in fiscal 2004, ZIM began to recognize revenues from its SMS technology.

                                -----------------------------------------------------------------------------------------------
                               Ten months    As a % of            Ten months     As a % of                   Year    As a % of
                              ended March        total           ended March         total              ended May     of total
                                 31, 2004     revenues              31, 2003      revenues               31, 2003     revenues
                                (Audited)                        (Unaudited)                            (Audited)
                                -----------------------------------------------------------------------------------------------
                                        $                                  $                                    $
REVENUE
    Software                      536,123        25.4%               517,702         39.3%                705,734        42.2%
    Maintenance                   783,192        37.2%               680,387         51.7%                814,707        48.7%
    Consulting                     37,459         1.8%                54,289          4.1%                 62,081         3.7%
    SMS applications              750,325        35.6%                64,122          4.9%                 89,349         5.3%

                                -----------------------------------------------------------------------------------------------
Total revenue                   2,107,099       100.0%             1,316,500        100.0%              1,671,871       100.0%
                                -----------------------------------------------------------------------------------------------

Total increase from prior year        60%
SMS increase from prior year        1070%
Other increase from prior year         8%

Total revenues for the ten months ended March 31, 2004 were $2,107,099, representing an increase of 60% from the same period in the prior year. Of this increase, a significant amount is attributable to revenues in SMS applications. In addition, there were slight increases in software sales and maintenance revenue. Management expects revenues to continue to grow in the SMS market.

Software sales have increased for the ten months ended March 31, 2004, as compared to the ten months ended March 31, 2003, primarily as a result of increased attention to sales opportunities for the Zim IDE software. As there are limited new customers in ZIM's database pool, management does not expect to see continued significant growth in this area.

As a result of the new software sales, maintenance revenue has also increased. Management anticipates the maintenance revenue will fluctuate consistently with software sales. Consulting revenues have decreased slightly in this fiscal period, relative to the same period last year. This decrease is a reflection of the customers' diminishing need for consulting services as customer relationships mature.

Revenues from SMS applications include sales of ZIM's SMS Gateway and Portal services, SMS marketing campaigns, SMS Office and SMS Mail. Since the acquisition of EPL on February 10, 2004, we have recognized approximately $605,000 in revenue from UK-based activities. Of the remaining increase of $81,203 from the prior period, approximately $40,000 has been earned from customers that have switched from their pager technology to ZIM's two-way SMS text message paging system. The balance of approximately $41,000 is generated from various marketing campaigns from customers such as the Ottawa Lynx's, the Ontario Lottery Corporation, Staples, and the CFL. Revenues from sales of SMS Office and SMS Mail were immaterial for the ten months ended March 31, 2004.

EXPENSES

                                     TEN MONTHS ENDED   % CHANGE FROM    TEN MONTHS ENDED          YEAR ENDED
                                       MARCH 31, 2004     PRIOR YEARS      MARCH 31, 2004        MAY 31, 2004
                                            (AUDITED)                         (UNAUDITED)           (AUDITED)
                                     ----------------- --------------- ------------------- -------------------
                                                    $                                   $                   $
OPERATING EXPENSES
Cost of SMS applications                      582,628               -                   -                   -
Selling, general and administrative         2,764,415             23%           2,255,505           2,654,390
Research and development                      569,063             14%             501,096             634,902
Amortization of intangibles                    81,723            396%              16,469              20,033
                                     ----------------- --------------- ------------------- -------------------
Total operating expenses                    3,997,829             44%           2,773,070           3,309,325

Interest                                       88,635            166%              33,291              65,329
expense

Income taxes                                (306,768)             63%                               (242,980)
recoverable                                                                     (187,983)

Selling, general and administrative               69%                                 81%                 80%
as apercent of total operating
expenses

Research and development as a                     14%                                 18%                 19%
percent of total operating
expenses


Operating expenses increased 44% from $2,773,070 to $3,997,829 in the ten-month periods ending March 31, 2004 and 2003, respectively.

This increase, net of the cost of SMS applications, is a result of increased expenditures in research and development and selling, general and administrative expenditures as well as increased amortization relating to intangible assets acquired in the transaction with EPL.

Overall, the allocation between selling, general and administrative expenses and research and development is consistent between the periods, before cost of SMS applications.

COST OF SMS APPLICATIONS

Included in the cost of SMS applications are fees paid to the wireless carriers that support our UK operations and revenue share payments to premium SMS customers. There were no expenses in prior periods as we acquired the UK operations in February 2004.

SELLING, GENERAL AND ADMINISTRATIVE

The 23% increase in selling, general and administrative expenses for the fiscal period ending March 31, 2004 is a result of increased activities relating to operating a public company; including increased expenses relating to filings with the SEC, corporate governance and professional fees. In addition, we incurred selling, general and administrative expenses relating to the operations in the UK.

RESEARCH AND DEVELOPMENT

Research and development increased in the fiscal period as we have been focusing on the development of new SMS applications that were released during the period. As a result of this focus, additional engineering and documentation staff were hired and additional expenditures were incurred.

AMORTIZATION OF INTANGIBLE ASSETS

We acquired new intangible assets with the acquisition of EPL. Included in the intangible assets are core technology and customer relationships. We have estimated that the life of the core technology is five years and the customer relationships are 18 months. As a result, effective February 10, 2004, we have been recognizing increased amortization.

INTEREST EXPENSE

Interest expense for the ten months ended March 31, 2004 increased from ten months ended March 31, 2003 as a result of the debt held by our Chief Executive Officer and a related party that was earning interest at 5% per annum. This debt increased from prior periods and was converted into equity on January 7, 2004.

INCOME TAXES

Included in income taxes are taxes paid on revenues earned in Brazil as well as investment tax credits (ITC) on research and development expenditures in Canada. The ITCs for the ten months ended March 31, 2004 were approximately $350,000. Included in this amount is approximately $55,000 received in fiscal 2004 relating to expenditures in fiscal 2003. In prior years ITCs were estimated at approximately 75% of research expenditures. Based on actual ITCs received and approved by Canadian tax authorities, management adjusted this estimate to 90% for the fiscal period ended March 31, 2004. Going forward, we will continue to estimate this amount at 90%.

As a result of the factors described above, the net loss for the ten months ended March 31, 2003 was $1,301,878 as compared to $1,672,597 for the ten months ended March 31, 2004.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2004 COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2003


The following discussion includes information from the unaudited consolidated statements of earnings for the three months ended June 30, 2004 and 2003. The information for the three months ended June 30, 2004, in management's opinion, has been prepared on a basis consistent with the audited consolidated financial statements for the ten months ended March 31, 2004, and includes all adjustments necessary for a fair presentation of information presented. These operating results are not necessarily indicative of results for any future period. You should not rely on them to predict our future performance.

REVENUES

We are deriving a significant portion of our revenue from SMS applications. We also continue to have product sales of our Zim IDE software as well as the maintenance and consulting services related to the software.


                                              Change
                     Three months ended   from prior        As a % of    Three months ended        As a % of
                          June 30, 2004         year    total revenue         June 30, 2003    total revenue
                     ------------------- ------------ ---------------- --------------------- ----------------
                            (Unaudited)                   (Unaudited)           (Unaudited)      (Unaudited)
                                           $                                                   $
REVENUE
   SMS applications           1,160,070       3,923%              78%                28,833               7%
   Software                      98,962         -55%               7%               218,869              49%
   Maintenance                  216,228          18%              15%               182,573              41%
   Consulting                     3,456         -74%               0%                13,082               3%
                          ------------- ------------ ---------------- --------------------- ----------------
Total revenue                 1,478,716         234%             100%               443,357             100%
                          ------------- ------------ ---------------- --------------------- ----------------

Total revenues for the three months ended June 30, 2004 were $1,478,716, representing an increase of 234% from the same period in the prior year. This increase is primarily a reflection of the acquisition of the SMS operations in the United Kingdom, on February 10, 2004.

Approximately $1,000,000 of the $1,160,170 in SMS revenue relates to ZIM's role as an aggregator of SMS messages in the United Kingdom. Customers, including telephone carriers, contract with ZIM to send SMS messages on our platforms.

The remaining revenues relate to SMS applications in Canada including SMS marketing campaigns, SMS Office and SMS Mail.

Software sales have decreased for the three months ended June 30, 2004 as customers are awaiting the release of the next version of the Zim IDE software. We expect to release this software in the second quarter of 2005. With the release of the new version, management anticipates sales levels to be consistent with the prior year.

Maintenance contracts are 18% higher than in prior periods. The increase in maintenance contracts relate to sales to new customers in Brazil that occurred in the final few months of the prior fiscal period. Management expects the maintenance revenue in the second quarter to be consistent with the results of the first quarter of 2005, or approximately $216,000.

Consulting revenues continue to decline as all customers are using a version of the software that has been on the market for a minimum of one year. With the release of Zim 8, there may be new consulting opportunities but it is not expected to be a significant part of ZIM's business.


EXPENSES

                                   Three months ended      Three months ended
                                        June 30, 2004           June 30, 2003
                                    ------------------ -----------------------
                                          (Unaudited)             (Unaudited)
                                                    $                       $
Cost of revenue                             1,281,615                  75,868
Selling, general and administrative         1,038,495                 745,100
Research and development                      173,480                 180,111
Amortization of intangible assets              67,396                   5,472
Interest                                        1,617                  26,540
Income taxes recoverable                     (91,684)                (73,973)
                                    ------------------ -----------------------
                                            2,470,919                 959,118
                                    ================== =======================


Operating expenses increased substantially from prior years as a result of the costs related to revenue and the increase in amortization of intangible assets purchased in the acquisition of the UK based companies.

COST OF REVENUE

                               Three months ended         Three months ended
                                    June 30, 2004              June 30, 2003
                           ----------------------   --------------------------

                                          $                          $
COST OF REVENUE
      SMS applications            1,218,945                     20,310
      Software                       37,240                     28,033
      Maintenance                    22,406                     21,807
      Consulting                      3,024                      5,718
                           ------------------       -----------------------
                                  1,281,615                     75,868
                           ------------------       -----------------------

MARGINS
      SMS applications              (58,875)   -5%               8,523    30%
      Software                       61,722    62%             190,836    87%
      Maintenance                   193,822    90%             160,766    88%
      Consulting                        432    13%               7,364    56%
                           ------------------------ ------------------ -------
                                    197,101    13%             367,489    83%
                           ------------------------ ------------------ -------


Overall, we realized a gross margin of $197,101 or 13% for the three months ended June 30, 2004 as compared to $367,489 or 83% for the three months ended June 30, 2003. This change is a result of the increased activity in our SMS applications.

Commencing in February 2004, ZIM has been realizing revenues and direct expenses relating to SMS applications. Included in direct costs are payments made to carriers, amortization of core technology related to SMS applications and salaries relating to support for applications. As a result we experienced a negative gross margin of 5%. In the same period in prior years, the direct costs related only to supporting salaries as there was no amortization of core technology or payments to carriers.

In the first quarter of 2004, a portion of our SMS revenue came from the transport of bulk SMS messages. Margins on bulk SMS, throughout the industry, tend to be substantially lower than the transport of premium SMS messages. In future quarters, management expects to see an increase in premium message traffic which will provide additional margin. In addition, management expects to see a positive gross margin on its SMS activities going forward as we start to realize efficiencies in our support of the SMS applications.

Direct costs of $37,240 relating to software sales include approximately $33,110 of costs incurred as a result of sales in Brazil. The remaining $4,000 relates to salaries incurred as a direct result of the sale of software. The margins have decreased in the three months ended June 30, 2004, as compared to the three months ended June 30, 2003, as a result of decreased selling prices.

The gross margins on maintenance between the first quarter of 2005 and 2004 have remained relatively stable at 90% and 88% respectively. Maintenance direct costs are salaries and benefits related to the support given to customers.

Consulting is not considered to be a core part of our business and as a result, we offer consulting services at the request of our client. These services are priced competitively with various margins achieved.

SELLING, GENERAL AND ADMINISTRATIVE

The $293,395, or 39% increase in selling, general and administrative expenses for the quarter ended June 30, 2004 primarily relates to $257,679 in non-cash compensation paid to non-employees for advisory services. In the first quarter of 2005, advisory board members received options which have been valued using the Black Scholes model and expensed in the period.

The remaining increase of $35,716 relates primarily to administrative expenses in the United Kingdom.

RESEARCH AND DEVELOPMENT

Research and development decreased slightly from the same period in the prior year. This decrease is related to a decrease in miscellaneous project expenditures as the majority of the development is complete.

AMORTIZATION OF INTANGIBLE ASSETS

We acquired new intangible assets with the acquisition of EPL. Included in the intangible assets are core technology and customer relationships. We have estimated that the life of the core technology is five years and the customer relationships are 18 months. As a result, effective February, 2004, we have been recognizing increased amortization.

Amortization of intangible assets relating to the core technology has been included in the direct costs of SMS applications.

INTEREST

In June 2003, the Corporation incurred interest on the debt held by our Chief Executive Officer and a related party at 5% per annum. This debt was converted into shares in January 2004, and as a result, there are minimal interest expenses for the first quarter of fiscal 2005.

INCOME TAXES

Included in income taxes are taxes paid on revenues earned in Brazil as well as investment tax credits (ITC) on research and development expenditures in Canada. Income taxes recoverable for the quarter ended June 30, 2004 are slightly higher than June 30, 2003, as a result of lower revenues in Brazil and the resulting lower taxes paid in Brazil combined with an increase in the accrual of ITCs receivable. In the fiscal quarter ended June 30, 2003, we recognized 75% of the estimated ITCs receivable. For the fiscal quarter ended June 30, 2004, we increased this estimate to 90% of the ITCs receivable as a result of actual receipts of past claims.

As a result of the factors described above, the net loss for the three months ended June 30, 2004 was $992,203 as compared to $515,761 for the three months ended June 30, 2003.


LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2004, ZIM had cash of $391,699 and working capital of $425,912 as compared to working capital of $568,219 at March 31, 2004. The working capital continues to remain positive as a result of a private placement of units in June 2004 (see below).

At March 31, 2004, ZIM had cash of $870,520 and working capital of $568,219, as compared to a working capital deficit of $2,033,568 at March 31, 2003 and $2,307,566 at May 31, 2003. The improved financial position is a result of the conversion of the debt held by related parties to equity as well as the exercise of stock options pursuant to the Employee Stock Option Plan and a private placement of common shares in January 2004.


Cash flows for the fiscal periods were as follows:

                                           TEN MONTHS ENDED        TEN MONTHS ENDED            YEAR ENDED
                                             MARCH 31, 2004          MARCH 31, 2003          MAY 31, 2003
                                                   (AUDITED)             (UNAUDITED)             (AUDITED)
                                         -------------------    --------------------    ------------------
                                                          $                       $                     $
Cash flows used in operating activities          (1,687,579)               (904,001)           (1,087,605)
Cash flows used in investing activities            (402,648)                (10,716)              (27,034)
Cash flows from financing activities              2,423,332                 815,953             1,151,747
                                         -------------------    --------------------    ------------------
Increase (decrease) in cash before
translation affects                                 333,105                 (98,764)               37,108
                                         ===================    ====================    ==================


                                              Three months          Three months
                                            ended June 30,        ended June 30,
                                                      2004                  2003
                                           ----------------    -----------------
                                                (Unaudited)          (Unaudited)
                                                         $                     $
Cash flows used in operating activities          (848,754)             (417,448)
Cash flows used in investing activities           (36,015)              (41,319)
Cash flows provided by financing activities        428,136               520,101
                                           ----------------    -----------------
                                                 (456,633)                61,334
                                           ================    =================

ZIM used $1,687,579 in operating activities for the ten months ended March 31, 2004 as compared to $904,001 in the same period in 2003. The increase in cash used in operations is attributed primarily to increase in the net loss for the respective periods and the use of non-cash working capital. ZIM used $402,648 of cash in its investing activities during the ten months ended March 31, 2004, as compared to $10,716 for the same period in the previous year. Of this amount in 2004, $320,028 related to the purchase of EPL. The balance was used in the purchase of fixed assets. ZIM increased its cash by $2,423,332 from its various financing activities in the 2004 fiscal period, as compared to $815,953 in the prior year.


ZIM used $848,754 in operating activities for the three months ended June 30, 2004 as compared to $417,448 in the same period in 2003. The increase in cash used in operations is attributed to increase in the net loss for the respective periods and the use of non-cash working capital. As a result of the increase in SMS revenue, ZIM is using more working capital to pay SMS vendors while experiencing more days outstanding on accounts receivable. The increase in days outstanding is a result of the time it takes the telephone carriers in the UK to generate traffic reports for the messages sent and to generate payments. All carriers have a strong payment history and usually pay within 50 days of the end of each month.

Included in the cash used for operating activities is the change in accounts receivable. Accounts receivable as at March 30, 2004 were $1,022,626 as compared to $282,271 as at May 31, 2003. Of the increase of $740,355, approximately $632,000 relates to sales in the UK, subsequent to acquisition on February 10, 2004. The $632,000 relates to amounts receivable from telephone carriers. Historically these amounts have been received within 50 days of each month end with no collection issues. Approximately $47,000 relates to increased receivables in Brazil, which is a result of a significant contract for software purchases from Prefeitura Municipal De Cachoeiro De Itap. Receivables in Canada are higher as at March 31, as compared to May 31, as a result of the timing of the renewal of maintenance contracts. Specifically, approximately $76,000 was outstanding from a major maintenance customer.


Credit terms for software, maintenance and consulting services have remained consistent from prior periods at 30 days. Credit terms for SMS applications are for 30 days unless specified otherwise. Currently, we are providing SMS applications to various customers that can not connect to the wireless carriers directly. These carriers work with the aggregators to send our customers' content to their end users. The end user pays for these messages directly to the carriers, and the carriers pay us the fee that is due to both us and our customers. As a result, we have significant receivable balances from each of the carriers that we connect with. Each of the carriers in the UK have signed contracts with us outlining the terms of the payments. ZIM pays the mobile network operators a fee for each message sent and a percentage of revenues based on cash collections. As mentioned above, carriers pay within approximately 50 days and have a strong payment history. Approximately 75% of all related receivables are current and 17% are greater than 90 days. We review all accounts regularly for collection and believe that the allowance is sufficient.

Historically, ZIM has received cash advances from our Chief Executive Officer who is a significant shareholder and from a holding company that is owned by our Chief Executive Officer's spouse. To date, ZIM has received approximately $3.9 million from Dr. Cowpland and the related holding company, of which $1.27 million was received during the ten-month period, ended March 31, 2004. On January 7, 2004, the Board of Directors of ZIM approved the conversion of $3,960,950 debt owed to related parties, at the then-current market price of $0.43, in return for 9,211,511 ZIM common shares.

Other sources of cash during the 2004 fiscal period were the issuance of shares pursuant to the exercise of stock options by employees. We issued 728,300 common shares upon exercise of options for the ten months ended March 31, 2004. Also, on January 30, 2004, ZIM completed a non-brokered private placement of 1,150,006 units at $0.75 per unit, for total gross proceeds of $862,505 and net proceeds of $819,587. Each unit consisted of one common share and one common share purchase warrant. Each warrant may be exercised at any time prior to July 31, 2005 at an exercise price of $0.75. The warrant's original expiry of July 31, 2004 was extended by the Board of Directors due to the time involved with the registration of the underlying shares.


In the first quarter ended June 30, 2004, ZIM completed a private placement, for net proceeds of $381,536, with approximately 77% being received from a related party. For the three months ended June 30, 2003, the same related party provided funds in the form of debt. The financing in June 2004, was a non-brokered private placement to non-U.S. accredited investors of 1,010,555 units at $0.38 per unit, for total gross proceeds of $384,010 and net proceeds of $381,536. Each unit consisted of one common share and two common share purchase warrants. Each warrant may be exercised at any time prior to September 25, 2005 at an exercise price of $0.38 per share.


ZIM will need an estimated $2,450,000 in additional financing in order to fund its operating losses and other working capital requirements for the next 12 months. Subsequent to the year end, we received approximately $1,135,000 as a result of a private placement. The financing in June and July 2004, was a non-brokered private placement to non-U.S. accredited investors for units at $0.38 per unit. Each unit consisted of one common share and two common share purchase warrants. Each warrant may be exercised at any time prior to September 25, 2005 at an exercise price of $0.38 per share. A total of 3,014,766 units were sold for gross proceeds of $1,145,611 and net proceeds of $1,143,136. Of this amount 2,780,000 units were purchased from a related party. ZIM does not have a bank credit facility or other working capital credit line under which ZIM may borrow funds for the estimated additional financing of $2,450,000. ZIM has not received any commitments from any third parties to provide additional financing.

Future liquidity and cash requirements will depend on a wide range of factors including the level of business in existing operations and ZIM's ability to raise additional financing. Accordingly, there can be no assurance that ZIM will be able to meet its working capital needs for any future period. As a result of some of the items noted above, the Independent Auditors' Report for the ten-month period ended March 31, 2004 indicated that there was substantial doubt regarding our ability to continue as a going concern.

If ZIM is unable to obtain the necessary funds, we may have to curtail or suspend certain of our business operations which could have a material adverse effect on our business relationships, financial results, financial condition and prospects.

The following is a summary of ZIM's contractual obligations for the periods indicated that existed as of March 31, 2004 and is based on information appearing in the Notes to the Consolidated Financial Statements:

Operating lease obligations                       $
                                 2005       167,609
                                 2006       145,820
                                 2007       135,240
                                 2008        56,677
                                            -------
                                            505,346
                                            =======

NEW ACCOUNTING PRONOUNCEMENTS

(i) SFAS NO. 150

In May 2003, the FASB issued Statement of Financial Accounting Standards No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of this statement to have a material impact on our financial condition or results of operations.

(ii) SFAS NO. 149

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Since ZIM does not currently transact in such instruments nor undertake hedging transactions, the adoption of this statement did not have a material impact on our financial condition or results of operations.

(iii) FINANCIAL INTERPRETATION NO. 46

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", which requires the consolidation of and disclosures about variable interest entities ("VIEs"). VIEs are entities for which control is achieved through means other than voting rights. In December 2003, the FASB revised FIN No. 46 to incorporate all decisions, including those in previously issued FASB Staff Positions, into one Interpretation. The revised Interpretation supercedes the original Interpretation. Generally, the requirements were effective immediately for all VIEs in which an interest was acquired after January 31, 2003. For variable interests in special purpose entities in which an interest was acquired before February 1, 2003, the requirements are effective at the end of our fiscal 2004. Requirements for non-special purpose entities acquired before February 1, 2003, are effective at the end of the first quarter of fiscal 2005. FIN No. 46 has not had, and is not expected to have, a significant impact on our consolidated financial statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States, which requires management to make certain estimates and apply judgment that affect reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. We base our estimates and judgments on historical experience, current trends, and other factors that management believes to be important at the time the consolidated financial statements are prepared. On an ongoing basis, management reviews our accounting policies and how they are applied and disclosed in our consolidated financial statements. While management believes that the historical experience, current trends and other factors considered support the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States, actual results could differ from our estimates, and such differences could be material.

The following supplemental information on our critical accounting policies, while fully described in Note 4 to the financial statements, contain significant judgments and estimates as described below.

VALUATION ALLOWANCES

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes. Judgments regarding realization of deferred tax assets and the ultimate outcome of tax-related contingencies represent key items involved in the determination of tax expense and related balance sheet accounts. We have currently recorded a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. Should we determine that a reduction in the valuation allowance is appropriate, an adjustment to our deferred tax assets would increase income in the period such determination was made.

GOODWILL IMPAIRMENT

Goodwill represents the excess of cost over the fair value of the net identifiable assets acquired in a business combination accounted for under the purchase method. As a result of the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("FAS 142"), that was effective for the Corporation as of the beginning of fiscal year 2003, goodwill and other intangible assets with an indefinite useful life are tested for impairment at least annually.

We perform an annual review in the fourth quarter of each year, or more frequently if indicators of potential impairment exist to determine if the recorded goodwill is impaired. Our impairment process compares the fair value of ZTI do Brasil Ltda. and EPL to their respective carrying values, including the goodwill related to these reporting units. We concluded that the fair value of ZTI do Brasil Ltda. exceeded its carrying value at March 31, 2004 and May 31, 2003 and that the fair value of EPL exceeded its carrying value at March 31, 2004 and therefore no impairment charge was required.

If actual operating results or cash flows are different than our estimates and assumptions, we could be required to record impairment charges in future periods.

REVENUE RECOGNITION

Revenues are mainly derived from mobile value-added services, fee-based services, and proprietary software products and licenses.

Mobile value-added services revenues are derived principally from providing mobile phone users with SMS capabilities and other services. These services include news and other content subscriptions. Revenues from mobile value-added services are charged on monthly or on per usage basis. Such revenues are recognized in the period in which the service is performed, provided that no significant obligations remain, collection of the receivables is reasonably assured and the amounts can be accurately estimated.

We contract with third party mobile operators for billing and transmission services related to the mobile value-added services transmitted to our users. We record the gross amount we bill to our users for our mobile value-added services as revenues and the fees charged or retained by the third party mobile operators as cost of revenues. We considered EITF 99-19 in determining whether we should recognize such revenues at gross or net of revenue sharing by mobile operators for billing and transmission services. We believe that based on our arrangement with the third party mobile operators as stipulated in our agreements with them, the gross approach is appropriate as we are the primary obligor to the user with the respect to the mobile value-added services. To date, we rely on the billing statements from the third party mobile operators to record revenues. These statements are agreed to internally generated statements.

Fee-based services allow our users to subscribe for services on our web sites including SMS Mail and Chat. Revenues from these services are recognized in the period in which the service is performed, provided that no significant company obligations remain, collection of the receivables is reasonably assured and the amounts can be accurately estimated.

Other services mainly include paging services and marketing campaigns. Revenues are recognized in the period in which the service is performed, provided that no significant company obligations remain, collection of the receivables is reasonably assured and the amounts can be accurately estimated.

Revenues from the sale of software products are recognized primarily on the delivery of software products to end users, resellers, distributors, retail merchants and original equipment manufacturers ("OEM"). We deliver our software products under software licenses. Revenues from sales of software products are recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, shipment is made and collectibility is reasonably assured. We recognize revenues in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-4 and SOP 98-9.

OUTLOOK

The market for SMS technology continues to grow exponentially throughout the world. It is estimated by the Cellular Telecommunications & Internet Association that the North American market is increasing its use of SMS messages at a rate of 20% per month, while users in countries such as Finland already send an average of 150 messages per month. ZIM believes that by 2008, we will have a market penetration of approximately 0.2% or approximately 5 million users. For each user, it is estimated that the fee will be approximately $1.50 per month.

ZIM expects to incur further losses from commercial operations as it continues its business development of SMS applications.

                             DESCRIPTION OF PROPERTY

Our principal office is located in Ottawa, Ontario. ZIM leases an office suite of approximately 12,600 square feet. The lease is currently scheduled to expire in July, 2007


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In January 2002, Dr. Michael Cowpland, and other members of Dr. Cowpland's family, purchased 1,000,000 special shares of ZIM Technologies for a price of approximately $687,500. All special shares were converted into common shares on June 1, 2003.

In April 2002, Dr. Michael Cowpland loaned approximately $630,000 to ZIM. The loan had an interest rate of 5% per annum and was repaid on January 7, 2004, through the conversion of the debt into equity.

Commencing in May 2002, 160879 Canada, Inc., a corporation owned by the spouse of Dr. Michael Cowpland, loaned funds in Canadian dollars to ZIM Technologies. These loans had an interest rate of 5% per annum and were repaid on January 7, 2004, through the conversion of debt into equity. Advances, translated to US dollars at historical rates, all with interest at a rate of 5% per annum and repayable on demand, were, as follows:

                 31-May-02         $260,000
                 29-Aug-02          257,000
                 5-Nov-02           193,000
                 28-Nov-02          127,000
                 25-Feb-03          268,000
                 28-May-03          361,000
                 8-Aug-03           287,000
                 8-Oct-03           300,000
                 24-Nov-03          303,000
                 7-Jan-04           388,000

ZIM received approximately $2.7 million in total funds from 160879 Canada Inc.

On January 7, 2004, the Board of Directors approved the conversion of the debt held by Dr. Cowpland and by 160879 Canada Inc. to common shares based on the last closing price of our common shares on the Over-the-Counter Bulletin Board. The total amount due, after translation into US dollars at the exchange rate on January 6, 2004, with interest, was $3,960,950. The share price used in the conversion was $0.43, resulting in 9,211,511 common shares being issued to Dr. Cowpland and to 160879 Canada Inc.


On June 25, 2004, the Corporation's Chief Executive Officer and majority shareholder, a corporation owned by the spouse of the Corporation's Chief Executive Officer and the spouse of the Corporation's Chief Executive Officer participated in a private placement of the Corporation's common shares whereby they purchased 775,789 units. The shares issued in the private placement were priced at $0.38 per unit, the market price on June 8, 2004, with each unit consisting of one common share and two warrants to purchase common shares for $0.38 per share. On July 30, 2004, the Corporation completed the second part of this private placement of 2,004,211 units at $0.38 per unit, for total gross proceeds of $761,600. All of the 2,004,211 units were purchased by the spouse of the Corporation's Chief Executive Officer.

                             EXECUTIVE COMPENSATION

The table below provides detailed information on the compensation of the Chief Executive Officer for services rendered for the ten-month period ended March 31, 2004 and the fiscal years ended May 31, 2003 and May 31, 2002. No executive officer received compensation in excess of $100,000 for the ten-month fiscal period ended on March 31, 2004, and for the fiscal years ended on May 31, 2003 and 2002.

                                                 SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                                                          Long Term Compensation
--------------------------------------------------------------------------------------------------------------------------------
                                   Annual Compensation                       Awards                Payouts
--------------------------------------------------------------------------------------------------------------------------------
        (a)          (b)     (c)     (d)           (e)              (f)               (g)            (h)             (i)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                   Securities
     Name and                                 Other Annual      Restricted         Underlying       LTIP           All Other
     Principal              Salary  Bonus     Compensation     Stock Award(s)      Options/SARs    Payouts        Compensation
     Position       Year     ($)     ($)           ($)               ($)               (#)            ($)              ($)
--------------------------------------------------------------------------------------------------------------------------------
 Michael Cowpland,  2004         -       -                   -              -           2,497,789          -                  -
   President and
  Chief Executive   2003         -       -                   -              -                   -          -                  -
      Officer       2002         -       -                   -              -           1,208,332          -                  -
--------------------------------------------------------------------------------------------------------------------------------




         OPTIONS GRANTED OR EXERCISED DURING FISCAL 2004, 2003 AND 2002

The following table sets forth information regarding options granted to the Chief Executive Officer during the ten-month fiscal period ended March 31, 2004 and the fiscal years ended May 31, 2003 and 2002.

                                                  % OF TOTAL
                                                     OPTIONS
                                                  GRANTED TO                   EXERCISE PRICE     MARKET VALUE
                                  SECURITIES    EMPLOYEES IN                        ($/COMMON        ($/COMMON      EXPIRATION
  NAME            FISCAL YEAR   UNDER OPTION  FINANCIAL YEAR                           SHARE)           SHARE)            DATE
  -------------- ------------- -------------- --------------- --------------- ----------------    ------------- ---------------
Michael
  Cowpland               2004      2,497,789             34%       1,441,072             0.82           0.82         09-Jun-06
                                                                     133,340             0.82           0.82         08-Jul-06
                                                                      62,503             0.82           0.82         07-Aug-06
                                                                       6,667             0.82           0.82         07-Oct-06
                                                                     706,702             0.38           0.38         23-Nov-06
                                                                     100,005             0.48           0.48         17-Dec-06
                                                                      47,500             0.75           0.75         15-Jan-07

                         2003            NIL                               -                -                -               -

                         2002      1,208,332             30%         100,000             0.76           0.76         04-Feb-07
                                                                     135,000             0.76           0.76         04-Feb-07
                                                                      76,650             0.76           0.76         04-Feb-07
                                                                     133,350             0.82           0.82         17-Sep-04
                                                                     193,333             0.82           0.82         20-Sep-04
                                                                      66,667             0.82           0.82         01-Oct-04
                                                                      33,333             0.82           0.82         07-Nov-04
                                                                      33,333             0.82           0.82         07-Nov-04
                                                                      10,000             0.82           0.82         09-Dec-04
                                                                     263,333             0.82           0.82         01-Jan-05
                                                                      43,333             0.82           0.82         19-Feb-05
                                                                     120,000             0.82           0.82         01-May-05

-------------------------- --------- ------------- ------------- -------------------------------- --------------------------------
Name                                       Shares      Value on       Number of securities           Value of unexercised
                                         acquired      realized      underlying unexercised        in-the-money option at FY
                                       /exercised           ($)     options at period end (#)             end ($) (1)
                                                                 Exercisable    Unexercisable     Exercisable    Unexercisable
-------------------------- --------- ------------- ------------- -------------- ----------------- -------------- -----------------



Michael Cowpland               2004           NIL           NIL      2,497,789                 -              -                 -
                               2003           NIL           NIL              -                 -

                               2002           NIL           NIL      1,208,332                 -              -                 -

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of common shares underlying the option by the difference between the exercise price of the option and the market price of the Corporation's common shares as quoted on the OTCBB on September 29, 2004 ($0.29).

                                  LEGAL MATTERS

The validity of the ZIM shares offered hereby has been passed upon by LaBarge Weinstein LLP, Ottawa, Canada.

                                     EXPERTS


The consolidated financial statements of ZIM Corporation as of March 31, 2004 and May 31, 2003 included in this Prospectus have been audited by Raymond Chabot Grant Thornton General Partnership, independent registered public accounting firm, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of E-Promotions Limited as of January 31, 2004 and for the two years then ended and EPL Communications Limited as of January 31, 2004 and for the period then ended, included in this Prospectus have been audited by Grant Thornton, United Kingdom, independent registered public accounting firm, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

ZIM has filed this prospectus on Form SB-2 with the United States Securities and Exchange Commission to register certain of its common shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits.

You may read and copy ZIM Corporation's registration statement, and any reports and other information which ZIM Corporation may file with the SEC at the SEC's public reference room in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants such as ZIM Corporation that file electronically with the United States Securities and Exchange Commission. The address of this website is http://www.sec.gov.

                          UNAUDITED PRO FORMA COMBINED

                              FINANCIAL INFORMATION

   INTRODUCTION TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION



The following unaudited pro forma condensed combined financial information gives pro forma effect to the acquisition of EPL Communications Limited and E-Promotions Limited (together referred to as "EPL") by ZIM Corporation ("ZIM"). The unaudited pro forma combined income statement for the ten months ended March 31, 2004 and March 31, 2003 and the year ended May 31, 2003 give effect to the acquisition as if the transaction had occurred on June 1, 2002.

The unaudited pro forma combined financial information are not necessarily indicative of the actual results of operations that would have occurred had the acquisition occurred on the dates indicated nor are they necessarily indicative of future operating results.

The unaudited pro forma combined financial information is based on the audited and unaudited historical consolidated financial statements of ZIM and the unaudited historical financial statements of EPL, which are prepared in accordance with U.S. GAAP and UK GAAP, respectively. For the purposes of these financial statements there are no significant differences between U.S. GAAP and UK GAAP. The consolidated historical income statement of ZIM for the ten months ended March 31, 2004 and March 31, 2003 and the year ended May 31, 2003 is from the consolidated financial statements of the Corporation included elsewhere in this document. The historical income statements of EPL for the year ended May 31, 2003 and the ten months ended March 31, 2004 and March 31, 2003 were derived from the unaudited monthly income statements for the twelve months ended May 31, 2003 and the ten months ended March 31.

The unaudited pro forma combined financial information should be read in conjunction with the audited historical consolidated financial statements of ZIM Corporation and the audited historical financial statements of EPL.

ZIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
TEN MONTHS ENDED MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

  ---------------------------------------------------------------------------------------------------------------------------------
                                                                         EPL                       Pro forma
                                                              ZIM     (Note 5)      E-Promotions  Adjustments         ZIM Pro Forma
  ---------------------------------------------------------------------------------------------------------------------------------
                                                                $          $                 $            $                      $

Revenues                                                2,107,099     99,086         1,062,361      (17,000)     4       3,251,546

Cost of revenue                                           582,628     61,433           610,290                           1,254,351
                                                       ----------    -------         ---------     --------             ----------
                                                        1,524,471     37,653           452,071      (17,000)             1,997,195
                                                       ----------    -------         ---------     --------             ----------
Expenses
         Selling, general and administrative            2,620,663     24,343           263,272      (17,000)     4       2,891,278

         Research and development                         569,063                                                          569,063

         Amortization of property and equipment           134,987                                                          134,987

         Amortization of intangible assets                 81,723                                   136,300      4         218,023

         Foreign exchange loss                              8,765                                                            8,765
                                                       ----------    -------         ---------     --------             ----------
                                                        3,415,201     24,343           263,272      119,300              3,822,116
                                                       ----------    -------         ---------     --------             ----------
Net income (loss) from operations                      (1,890,730)    13,310           188,799     (136,300)            (1,824,921)

Interest                                                   88,635                                                           88,635
                                                       ----------    -------         ---------     --------             ----------
Net income (loss) before income taxes                  (1,979,365)    13,310           188,799     (136,300)            (1,913,556)
                                                       ----------    -------         ---------     --------             ----------
Income taxes                                             (306,768)                                                        (306,768)
                                                       ----------    -------         ---------     --------             ----------
Net income (loss)                                      (1,672,597)    13,310           188,799     (136,300)            (1,606,788)
                                                       ==========    =======         =========     ========             ==========

Loss per share - basic and diluted                          (0.04)                                                           (0.03)
                                                       ==========                                                       ==========

Weighted average number of shares outstanding          43,714,904                                                       47,057,009
                                                       ==========                                                      ===========

  The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

ZIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
TEN MONTHS ENDED MARCH 31, 2003
(EXPRESSED IN US DOLLARS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         EPL                       Pro forma
                                                              ZIM     (Note 5)      E-Promotions  Adjustments         ZIM Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
                                                                $          $                 $            $                      $
  Revenues                                              1,316,500                    1,771,406                           3,087,906

  Cost of revenue                                                                    1,379,123                           1,379,123
                                                       ----------    -------         ---------     --------             ----------
                                                        1,316,500                      392,283                           1,708,783
                                                       ----------    -------         ---------     --------             ----------
  Expenses
         Selling, general and administrative            2,071,976                      410,717                           2,482,693

         Research and development                         501,096                                                          501,096

         Amortization of property and equipment           158,855                                                          158,855

         Amortization of intangible assets                 16,469                                   330,000      4         346,469

         Foreign exchange loss                             24,674                                                           24,674
                                                       ----------    -------         ---------     --------             ----------
                                                        2,773,070                      410,717      330,000              3,513,787
                                                       ----------    -------         ---------     --------             ----------
  Net income (loss) from operations                    (1,456,570)                     (18,434)    (330,000)            (1,805,004)

  Interest                                                 33,291                                                           33,291
                                                       ----------    -------         ---------     --------             ----------
  Net income (loss) before income taxes                (1,489,861)                     (18,434)    (330,000)            (1,838,295)
                                                       ----------    -------         ---------     --------             ----------
  Income taxes                                           (187,983)                                                        (187,983)
                                                       ----------    -------         ---------     --------             ----------
  Net income (loss)                                    (1,301,878)                     (18,434)    (330,000)            (1,650,312)
                                                       ==========    =======         =========     ========             ==========

  Loss per share - basic and diluted                        (0.04)                                                           (0.04)
                                                       ==========                                                       ==========

  Weighted average number of shares outstanding        33,184,977                                                       37,184,977
                                                       ==========                                                       ==========

   The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

ZIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED MAY 31, 2003
(EXPRESSED IN US DOLLARS)

------------------------------------------------------------------------------------------------------------------------------------
                                                                       EPL                              Pro forma
                                                               ZIM   (Note 5)       E-Promotions       Adjustments     ZIM Pro Forma
                                                        ----------   --------       ------------       -----------     -------------
                                                                 $      $                   $                 $
  $
  Revenues                                               1,671,871      -           2,166,216                             3,838,087


  Cost of revenue                                                -      -           1,781,965                             1,781,965
                                                       ----------    -------        ---------                           -----------
                                                         1,671,871      -             384,251                             2,056,122
  Expenses

        Selling, general and administrative              2,425,509      -             536,254                             2,961,763

        Research and development                           634,902      -                                                   634,902

        Amortization of property and equipment             190,976      -                                                   190,976

        Amortization of intangible assets                   20,033      -                               529,334    4        549,367

        Foreign exchange loss (gain)                        38,917      -                                                    38,917
                                                       ----------    -------        ---------          --------         -----------

                                                         3,310,337      -             536,254           529,334           4,375,925
                                                       -----------   -------        ---------          --------         -----------
  Net loss from operations                              (1,638,466)     -            (152,003)         (529,334)         (2,319,803)

  Interest                                                  65,329      -                                                    65,329

  Other                                                     (1,012)     -                                                    (1,012)
                                                       -----------   -------        ---------          --------         -----------

  Net loss before income taxes                          (1,702,783)     -            (152,003)         (529,334)         (2,384,120)
                                                       -----------   -------        ---------          --------         -----------

  Income taxes                                            (242,980)     -                                                  (242,980)
                                                       -----------   -------        ---------          --------         -----------

  Net loss                                              (1,459,803)     -            (152,003)         (529,334)         (2,141,140)
                                                       ===========   =======        =========          ========         ===========

  Loss per share - basic and diluted                         (0.04)                                                           (0.06)
                                                    ===============                                                     ===========

  Weighted average number of shares outstanding         33,186,158                                                       37,186,158
                                                    ===============                                                     ===========


  The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) U.S. GAAP ADJUSTMENTS

EPL prepares its financial statements in accordance with UK GAAP. There are no significant differences between UK and US GAAP for the accounting policies applied in these financial statements.

(2) PURCHASE PRICE ALLOCATION

Effective February 10, 2004, ZIM acquired all of the issued and outstanding common stock of EPL Communications Limited and E-Promotions (together referred to as EPL). The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The results of operations are included in the consolidated financial statements beginning on the acquisition date. The total purchase price of $3,606,247 included cash of $250,000, acquisition costs of $76,247 and $3,280,000 in common shares. 4,000,000 common shares were issued, of which 400,000 will be held in escrow. These shares were valued at $0.82 based on the market price a few days before and after February 10, 2004.

The aggregate purchase price for these acquisitions has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition as follows:

                                                                            $
                                                         --------------------
Assets acquired:
Cash                                                                    6,219
Accounts Receivable                                                   501,222
Software and Equipment                                                361,406
Goodwill                                                            1,881,355
Core Technology                                                       980,000
Customer Relationships                                                500,000
                                                         --------------------
                                                                    4,230,202

Current Liabilities Assumed                                           623,955
                                                         --------------------
Total Purchase Price                                                3,606,247
                                                         --------------------



(3) FOREIGN CURRENCY TRANSLATION

Year ended May 31, 2003

The functional currency of the consolidated financial statements of ZIM is Canadian dollars. The historical consolidated financial statements of ZIM have been translated, for the purpose of preparing pro forma financial information, into US dollars at the average exchange rate for the year of 0.656 US dollars to one Canadian dollar. The historical EPL income statement for the year ended May 31, 2003 has been translated, for the purpose of preparing pro forma financial information, into US dollars at the average exchange rate for the year of 1.57 US dollars to one British pound.

Ten months ended March 31, 2004 and 2003

The historical consolidated unaudited financial statements of ZIM are presented in U.S. dollars. The historical unaudited financial statements of EPL included in the pro forma combined financial statements are presented in British pounds. The historical EPL income statement for the ten months ended March 31, 2004 and 2003 have been translated, for the purpose of preparing pro forma financial information, into US dollars at the average exchange rates for the ten months ended of 1.71 and 1.53 U.S. dollars to one British pound, respectively.

(4) PRO FORMA ADJUSTMENTS

The following are descriptions of the pro forma adjustments which have been reflected in the accompanying pro forma condensed combined statements of operations.

(a) The adjustments of $136,300, $330,000 and $529,334 represent amortization of intangible assets acquired. The estimated lives of the intangible assets are as follows:

Core technology                                  60 months
Customer relationships                           18 months


(b) The adjustment of $17,000 represents the elimination of management fees paid to E-Promotions Limited by EPL Communications Limited.

(5) EPL COMMUNICATIONS LIMITED

EPL Communications Limited was incorporated on August 27, 2003 and commenced operations on September 1, 2003. As a result, the pro forma condensed combined statement of operations for the ten months ended March 31, 2004 includes seven months of operations and for the ten months ended March 31, 2003 and year ended May 31, 2003 includes no results for EPL Communications Limited.

                      CONSOLIDATED FINANCIAL STATEMENTS OF


                                 ZIM CORPORATION

                     FOR THE TEN MONTHS ENDED MARCH 31, 2004

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of ZIM Corporation

We have audited the accompanying consolidated balance sheets of ZIM Corporation as of March 31, 2004 and May 31, 2003 and the related consolidated statements of operations, shareholders' equity and cash flows for the ten months ended March 31, 2004 and the year ended May 31, 2003. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of ZIM Corporation as of March 31, 2004 and May 31, 2003 and the results of its operations and its cash flows for the ten months ended March 31, 2004 and the year ended May 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Corporation incurred a net loss of $1,672,597 and used approximately $1,688,000 of cash from operations, during the ten months ended March 31, 2004. The Corporation also has generated negative cash flows from operations during each of the last five years. These factors, among others, as discussed in note 1 to the consolidated financial statements, raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Raymond Chabot Grant Thornton
Raymond Chabot Grant Thornton General Partnership

Ottawa, Canada
June 2, 2004

ZIM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in US dollars)

                                              Ten months ended  Ten months ended      Year ended
                                                March 31, 2004    March 31, 2003    May 31, 2003
                                                --------------    --------------  --------------
                                                     (Audited)       (Unaudited)       (Audited)
                                                             $                 $               $
REVENUE
      Software                                         536,123           517,702         705,734
      Maintenance                                      783,192           680,387         814,707
      Consulting                                        37,459            54,289          62,081
      SMS applications                                 750,325            64,122          89,349

                                                ---------------   --------------- ---------------
Total revenue                                        2,107,099         1,316,500       1,671,871
                                                ---------------   --------------- ---------------

OPERATING EXPENSES
Cost of SMS applications                               582,628
Selling, general and administrative                  2,764,415         2,255,505       2,654,390
Research and development                               569,063           501,096         634,902
Amortization of intangible assets                       81,723            16,469          20,033

                                                ---------------   --------------- ---------------
Total operating expenses                             3,997,829         2,773,070       3,309,325
                                                ---------------   --------------- ---------------

Operating loss before income taxes and interest    (1,890,730)       (1,456,570)     (1,637,454)
Interest (Note 13)                                      88,635            33,291          65,329
                                                ---------------   --------------- ---------------
Operating loss before income taxes                 (1,979,365)       (1,489,861)     (1,702,783)
Income taxes recoverable (Note 14)                   (306,768)         (187,983)       (242,980)
                                                ---------------   --------------- ---------------

Net loss                                           (1,672,597)       (1,301,878)     (1,459,803)
                                                ===============   =============== ===============

Basic and diluted loss per share                        (0.04)            (0.04)          (0.04)
                                                ===============   =============== ===============

Weighted average number of shares outstanding       43,714,904        33,184,977      33,186,158
                                                ===============   =============== ===============



The accompanying notes are an integral part of the consolidated financial statements.

ZIM CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Expressed in US dollars)



                                      Number of      Number of              Additional                   Accumulated
                                  common shares special shares                 paid in                         other         Total
                                     issued and     issued and      Share      capital    Accumulated  comprehensive  shareholders'
                                    outstanding    outstanding    capital    (Note 11)        deficit           loss        equity
----------------------------------------------------------------------------------------------------------------------------------
                                                                        $            $              $              $             $
BALANCE AS AT MAY 31, 2002           33,183,921      5,163,500  7,615,358    1,396,201     (9,117,173)        45,943       (59,671)

Shares issued through the exercise
 of options (Note 11)                     8,333                     5,464                                                    5,464
Modification of outstanding stock
 options                                                                        27,144                                      27,144
Options issued for contingent
 consideration                                                                 117,614                                     117,614
Comprehensive loss
     Net loss                                                                              (1,459,803)
     Cumulative translation
     adjustment                                                                                             (166,166)
Total comprehensive loss                                                                                                (1,625,969)
                                  -------------   ------------  ---------   ----------    ------------     ----------   -----------
BALANCE AS AT MAY 31, 2003           33,192,254      5,163,500  7,620,822    1,540,959    (10,576,976)      (120,223)   (1,535,418)
                                  -------------   ------------  ---------   ----------    ------------     ----------   -----------

Effect of reverse take-over
 transaction                          1,734,455

Conversion of special shares
 into common shares                   5,163,500     (5,163,500)

Shares issued through the
 exercise of options (Note 11)          728,300                   348,411                                                  348,411

Shares issued upon
conversion of debt (Note 11)          9,211,511                 3,960,950                                                3,960,950

Shares issued through a
private placement,
net of costs (Note 11)                1,150,006                   819,587                                                  819,587

Shares issued upon a
business acquisition (Note 3
and 11)                               4,000,000                 3,280,000                                                3,280,000

Comprehensive loss
     Net loss                                                                              (1,672,597)
     Cumulative translation
     adjustment                                                                                             (190,905)   (1,863,502)

Total comprehensive loss
                                  -------------   ------------  ---------   ----------    ------------     ----------   -----------
BALANCE AS AT MARCH 31, 2004         55,180,026            -   16,029,770    1,540,959    (12,249,573)      (311,128)    5,010,028
                                  =============   ============ ==========   ==========    ============     ==========   ===========

The accompanying notes are an integral part of the consolidated financial statements.

ZIM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Ten months ended March 31, 2004
(Expressed in US dollars)

                                                                 Ten months    Ten months    Year ended
                                                                ended March   ended March           May
                                                                   31, 2004      31, 2003      31, 2003
                                                             --------------   -----------    ----------
                                                                  (Audited)   (Unaudited)      (Audited)
                                                                          $             $              $
OPERATING ACTIVITIES
Net loss                                                        (1,672,597)   (1,301,878)    (1,459,803)
Items not involving cash:
      Depreciation of property and equipment                        139,716       166,036        190,976
      Amortization of intangible assets                              81,723        16,469         20,033
      Compensation expense                                                         27,144         27,144
      Changes in operating working capital:
      (Increase) decrease in accounts receivable                  (713,340)       180,275       (75,564)
      (Increase) decrease in investment tax credits receivable    (202,141)     (215,628)        144,037
      (Increase) decrease in prepaid expenses                      (35,531)       (2,792)         10,956
      Increase (decrease) in accounts payable                       371,579      (24,831)       (19,256)
      Increase in accrued liabilities                               295,207       161,042        132,898
      Increase (decrease) in deferred revenue                        47,805        90,162       (59,026)
                                                               -------------  ------------  -------------
Cash flows used in operating activities                         (1,687,579)     (904,001)    (1,087,605)
                                                               -------------  ------------  -------------
INVESTING ACTIVITIES
Purchase of property and equipment                                 (82,620)      (10,716)       (29,965)
Business acquisitions                                             (320,028)
Proceeds from disposal of property and equipment                                                   2,931
                                                               -------------  ------------  -------------
Cash flows used in investing activities                           (402,648)      (10,716)       (27,034)
                                                               -------------  ------------  -------------
FINANCING ACTIVITIES
Repayment of capital lease obligations                             (12,696)      (30,481)       (34,045)
Proceeds from the exercise of options                               348,411         5,464          5,464
Proceeds from shares issued through a private placement             819,587
Net proceeds from related parties                                 1,268,030       840,970      1,180,328
                                                               -------------  ------------  -------------
Cash flows provided by financing activities                       2,423,332       815,953      1,151,747
                                                               -------------  ------------  -------------
Effect of changes in exchange rates on cash                        (23,611)        72,796         55,025
                                                               -------------  ------------  -------------
INCREASE (DECREASE) IN CASH                                         309,494      (25,968)         92,133
Cash, beginning of period                                           561,026       468,893        468,893
                                                               -------------  ------------  -------------
Cash, end of period                                                 870,520       442,925        561,026
                                                               =============  ============  =============
SUPPLEMENTAL CASH FLOW DISCLOSURE
      Interest paid                                                     501         4,418          6,251
                                                               =============  ============  =============
      Income taxes paid                                              41,130             -          4,147
                                                               =============  ============  =============
      Income taxes received                                         140,277        97,991         99,339
                                                               =============  ============  =============

The accompanying notes are an integral part of the consolidated financial statements.

ZIM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Expressed in US dollars)

                                                                       MARCH 31                  MAY 31
                                                                           2004                    2003
                                                               -----------------    --------------------
                                                                      (Audited)               (Audited)
                                                                              $                       $
ASSETS
Current assets
      Cash                                                              870,520                 561,026
      Accounts receivable, net (Note 5)                               1,022,626                 282,271
      Investment tax credits receivable                                 350,780                 138,434
      Prepaid expenses                                                   60,430                  23,157
                                                               -----------------    --------------------
                                                                      2,304,356               1,004,888
Property and equipment, net (Note 6)                                    601,523                 280,566
Intangible assets, net (Note 7)                                       1,442,666                  22,872
Goodwill (Note 3)                                                     2,397,620                 468,710
                                                               -----------------    --------------------
                                                                      6,746,165               1,777,036
                                                               =================    ====================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
      Accounts payable                                                  491,053                 107,143
      Accrued liabilities (Note 8)                                      876,007                 550,695
      Deferred revenue                                                  369,077                 303,593
      Current portion of capital lease obligations (Note 9)                   -                  12,696
      Due to related parties (Note 10)                                        -               2,338,327
                                                               -----------------    --------------------
                                                                      1,736,137               3,312,454
                                                               -----------------    --------------------
Commitments and contingencies (Note 17)

Shareholders' equity (Note 11):
Preferred shares, no par value, non-cumulative                                -                       -
      dividend at a rate to be determined by the Board of
      Directors redeemable for CDN $1 per share.  Authorized
      unlimited shares; issued and outstanding NIL
      shares at March 31, 2004 and May 31, 2003.
Special shares, no par value, non-voting,
      participating, convertible into common shares on a
      one-for-one basis at any time at the option of the
      holder and automatically on the earlier of (i) the
      fifth day following the date of issuance of a
      receipt for a final prospectus qualifying the
      common shares issuable upon conversion of the
      special shares; (ii) June 1, 2004. Authorized
      unlimited shares; issued and outstanding NIL shares
      at March 31, 2004 and 5,163,500 at May 31, 2003.
      All special shares were converted into common
      shares on June 1, 2003.                                                 -               3,350,532
Common shares, no par value.
      authorized unlimited shares issued and outstanding
      55,180,026 shares as at March 31, 2004 and
      33,192,254 shares as at May 31, 2003.                          16,029,770               4,270,290
Additional paid-in capital                                            1,540,959               1,540,959
Accumulated deficit                                                (12,249,573)            (10,576,976)
Accumulated other comprehensive loss                                  (311,128)               (120,223)
                                                            --------------------    --------------------
                                                                      5,010,028             (1,535,418)
                                                            --------------------    --------------------
                                                                      6,746,165               1,777,036
                                                            ====================    ====================

The accompanying notes are an integral part of the consolidated financial statements.

On behalf of the Board:
/s/ James Stechyson                     /s/ Michael Cowpland
--------------------------              --------------------------
James Stechyson, Chairman               Michael Cowpland, CEO

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

1 - NATURE OF OPERATIONS AND LIQUIDITY

ZIM Corporation (the "Corporation" or "ZIM") was incorporated under the Canada Business Corporations Act on October 17, 2002. The Corporation has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions.

On June 1, 2003, ZIM Corporation completed a merger of Private Capital Investors, Inc., a Florida corporation ("Private Capital"), with and into PCI Merge, Inc. ("PCI Merge"), a Florida corporation and a wholly-owned subsidiary of ZIM Corporation, with PCI Merge as the surviving entity. On June 1, 2003, ZIM Corporation also completed the amalgamation of ZIM Technologies International Inc. ("ZIM Technologies") with PCI-ZTI Canada, Inc. ("PCI-ZTI"), a corporation governed by the Canada Business Corporations Act and a wholly-owned subsidiary of ZIM Corporation. As a result of the amalgamation, a new entity named ZIM Technologies International Inc. was formed. PCI Merge and ZIM Technologies became wholly-owned subsidiaries of ZIM Corporation.

In these transactions, each outstanding share of common shares of Private Capital and ZIM Technologies was converted into a share of ZIM Corporation. As a result of these shares exchanges, the shareholders of ZIM Technologies and Private Capital controlled ZIM Corporation at the date of the transaction. As a result, the transaction is accounted for as a reverse take over in ZIM Corporation's consolidated financial statements. This reverse acquisition is treated as a capital transaction in substance since this transaction was accomplished through the use of a non-operating enterprise. No goodwill or intangible assets are recorded following this transaction. ZIM Corporation succeeded Private Capital's SEC registration under the SEC Act of 1934 as the reporting corporation. This transaction had no financial impact on the Corporation's consolidated financial statements except for the expenses incurred to undergo these transactions.

The Corporation has incurred a net loss of $1,672,597 during the ten months ended March 31, 2004. In addition, the Corporation generated negative cash flows from operations of $1,687,579 for the ten months ended March 31, 2004 and has generated negative cash flows from operations during the last five years.

The Corporation's management team has focused the direction of the Corporation from a mature database and application development technology player to a provider of interactive mobile messaging for enterprise applications. To establish the interactive mobile messaging, the Corporation needs substantial funds for marketing and subsequent development.

All of the factors above raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Corporation's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Corporation's position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

In the longer term, the Corporation has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Corporation's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the Corporation.

2 - BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") applied on a consistent basis, except for the change in depreciation of property and equipment, as noted in note 4.

3 - BUSINESS ACQUISITIONS

ACQUISITION OF EPL

Effective February 10, 2004, ZIM acquired all of the issued and outstanding common shares of EPL Communications Limited and E-Promotions Limited (together referred to as "EPL"). EPL is a provider of wireless messaging solutions and is part of ZIM's international growth strategy. The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The results of operations are included in the consolidated financial statements beginning on the acquisition date. The total purchase price of $3,606,247 included cash of $250,000, acquisition costs of $76,247 and $3,280,000 in common shares. 4,000,000 common shares were issued, of which 400,000 are held in escrow. These shares were valued at $0.82 based on the market price on February 10, 2004.

The aggregate purchase price for these acquisitions has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition as follows:

                                            $

Assets acquired:
Cash                                    6,219
Accounts receivable                   501,222
Software and equipment                361,406
Goodwill                            1,881,355
Intangibles                         1,480,000
                              ----------------
                                    4,230,202

Current liabilities assumed           623,955
                              ----------------
Total Purchase Price                3,606,247
                              ================

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


SUPPLEMENTAL PRO FORMA INFORMATION

Had the acquisition of EPL occurred on June 1, 2002, the pro forma combined revenue and net loss of the Corporation would have been as follows:


                       Ten months         Ten months         Year ended
                      ended March        ended March            May 31,
                         31, 2004           31, 2003               2003
                      (Unaudited)        (Unaudited)        (Unaudited)
                -------------------------------------------------------
                               $                  $                  $

Revenue                3,268,546          3,087,906          3,838,087
                =================  =================   ================

Net loss              (1,606,788)        (1,650,312)        (2,141,140)
                =================  =================   ================

Basic and fully
diluted net loss
per share                  (0.03)             (0.04)             (0.06)
                =================  =================   ================



CONTINGENT CONSIDERATION

Effective August 1, 2001, the Corporation acquired 100% of the issued and outstanding common shares of its South American distributor, ZTI do Brasil Ltda. Upon acquisition, ZTI do Brasil Ltda.'s name was changed to ZIM Technologies do Brasil Ltda.

Consideration in the amount of $130,890 was payable to the previous shareholders of Zim Technologies do Brasil Ltda. in the event the Corporation was not a reporting issuer in Ontario with its common shares listed on any North American stock exchange on or before December 31, 2002. During December 2002, the Corporation entered into an agreement to settle the contingency through the issuance of 300,000 stock options as well as employment contracts for two years for one shareholder and one year for the other. The options were granted December 23, 2002, subject to approval by the Board of Directors, with an exercise price of approximately $0.82, a contractual life of three years and immediate vesting. On June 10, 2003, the Board of Directors approved the grant of options. Goodwill has been increased by $117,614 to reflect the settlement of the contingency through the granting of employment contracts and the issuance of options.

4 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Corporation and its subsidiaries, all of which are wholly owned. The results of operations for acquisitions are included in these consolidated financial statements from the date of acquisition. Inter-company transactions and balances are eliminated upon consolidation.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


USE OF ESTIMATES

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and the notes to the financial statements. These estimates are based on management's best knowledge of current events and actions that the Corporation may undertake in the future. Actual results may differ from those estimates.

COMPREHENSIVE INCOME

Comprehensive income includes net income and other comprehensive income ("OCI"). OCI refers to changes in net assets from transactions and other events and circumstances other than transactions with shareholders. These changes are recorded directly as a separate component of shareholders' equity and excluded from net income. The only comprehensive income item for the Corporation relates to foreign currency translation adjustments relating to the translation of the financial statements into the reporting currency.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount net of an allowance for doubtful accounts. The Corporation determines its allowance for doubtful accounts by considering a number of factors, including the age of the receivable, the financial stability of the customer, discussions that may have occurred with the customer and management's judgment as to the overall collectibility of the receivable from that customer. In addition, the Corporation may establish an allowance for all the receivables for which no specific allowances are deemed necessary. This general allowance for doubtful accounts is based on a percentage of the total accounts receivable with different percentages used based on the different ages of the receivables. The percentages used are based on the Corporation's historical experience and management's current judgment regarding the state of the economy. The Corporation writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts in the period of recovery.

REVENUE RECOGNITION

The Corporation derives revenue from two sources: enterprise software and Short Message Service (SMS) Applications. Enterprise software involves providing enterprise software for designing, developing and manipulating database systems and applications. SMS involves providing SMS applications and services.

ENTERPRISE SOFTWARE REVENUE RECOGNITION

ZIM records revenues from the perpetual license of the Corporation's software products and the sale of related maintenance and consulting. The Corporation's standard license agreement provides a license to use the Corporation's products based on the number of licensed users. The Corporation may license its software in multiple element arrangements if the customer purchases any combination of maintenance, consulting or training services in conjunction with the license.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


The Corporation recognizes revenue pursuant to the requirements of the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP 97-2) "Software Revenue Recognition", as amended by SOP 98-9 "Software Revenue Recognition with Respect to Certain Transactions." Revenue is recognized using the residual method when Corporation-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more delivered elements. The Corporation allocates revenue to each undelivered element based on its respective fair value determined by the price charged when that element is sold separately. The Corporation defers revenue for the undelivered elements and recognizes the residual amount of the arrangement fee, if any, when the basic criteria in SOP 97-2 have been met.

Under SOP 97-2, revenue is recognized when the following four criteria have been met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred;
- The fee is fixed and determinable; and
- Collectibility is probable.

The Corporation records revenue as earned as evidenced by contracts or invoices for its services at prices established by contract, price list and/or fee schedule less applicable discounts. If at the outset of an arrangement the Corporation determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes due. If at the outset of an arrangement the Corporation determines that the collectibility is not probable, revenue is deferred until payment is received.

Collectibility is assessed based on the collection history of the client, current economic trends, customer concentrations and customer credit worthiness. Delivery of the software has occurred once the customer has accepted the product or has been provided with permanent keys to the file transfer protocol ("FTP") site. If an arrangement allows for customer acceptance of the software or services, the Corporation defers revenue recognition until the earlier of customer acceptance or when the acceptance right lapses.

Maintenance revenues are recognized equally over the term of the maintenance contract.

Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

In general, credit terms of 30 days are extended to customers.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


SHORT MESSAGE SERVICE REVENUE RECOGNITION

Revenues from SMS Applications are derived principally from providing aggregation services whereby ZIM sends messages from its customers through mobile operators to end users on their cell phones. In this situation, the Corporation contracts with its customers that can not connect directly to the mobile operators and with the third party mobile operators directly for the transmission of the messages. Fees are charged on a monthly or per message basis. Revenues and cost of revenues are recognized in the month in which the service is performed, provided no significant ZIM obligations remain. We rely on a number of mobile network operators in the UK to deliver our services. Generally, (i) within 15 to 30 days after the end of each month, ZIM receives a statement from each of the operators confirming the amount of charges billed to that operator's mobile phone users and (ii) within 30 to 60 days after delivering a monthly statement to each operator remits the fees, net of its service fees, for the month to ZIM.
ZIM records the fee charged by third party mobile phone operators as cost of revenues. Revenues are recorded on a gross basis as the Corporation is the primary obligor in the arrangement, which is evidenced by a number of factors including;

     o    the platform is designed and developed by the Corporation,

     o the mobile operators that ZIM contracts with to deliver these services to the end customers are not involved in the design or development of the services that are provided by ZIM,

     o the end customer purchases the content, access or value added services that ZIM provides,

     o the end customer receives identical services from ZIM regardless of which third party mobile operator is used to deliver the message,

     o customers contract directly with ZIM to determine the terms of the service that will be provided, and

     o ZIM is responsible for fulfillment of the contract and accepts all the risk related to the content provided to the end customers and has latitude in establishing prices.


RESEARCH AND DEVELOPMENT EXPENSES

Costs related to research, design and development of software products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established, which generally occurs upon completion of a working model, and ending when a product is available for general release to customers. All subsequent costs are expensed as incurred. To date, completing a working model of the Corporation's products and the general release of the products has substantially coincided. As a result, the Corporation has not capitalized any software development costs since such costs have not been significant.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

ADVERTISING

Advertising costs are expensed as incurred. Advertising costs amounted to $24,556 for the ten month period ended March 31, 2004 ($12,464 (unaudited) in 2003, $14,536 for the year ended May 31, 2003).

INVESTMENT TAX CREDITS

Investment tax credits are accounted for using the cost reduction approach whereby they are recorded as a reduction of the related capital cost of the asset acquired when there is reasonable assurance that they will be realized.

GOVERNMENT ASSISTANCE

Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Corporation has complied with the terms and conditions of the approved grant program.

TRANSLATION OF FOREIGN CURRENCIES

The Corporation's reporting currency is the US dollar and the functional currency is the Canadian dollar.

Assets and liabilities of the Corporation's subsidiaries, recorded in functional currencies other than Canadian dollars, are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date. Revenues, expenses and cash flow amounts are translated at the weighted average exchange rates for the period. The resulting translation adjustments are included in comprehensive income in shareholders' equity.

The accounts of the Corporation's subsidiaries that are recorded in the Corporation's functional currency, the Canadian dollar, translate their foreign currency transactions as follows: gains or losses from foreign currency transactions such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the statement of operations of the current period.

The translation of the Corporation's financial statements from the functional currency to its reporting currency is performed as follows: All assets and liabilities are translated into US dollars at the rate of exchange in effect at the balance sheet date. Revenues, expenses and cash flow amounts are translated at the weighted average exchange rates for the period. The resulting translation adjustments are included in comprehensive income in shareholders' equity.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

EARNINGS PER SHARE

Basic earnings per share are computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share are calculated giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted to such shares at the later of the beginning of the period or the issuance date. The "if-converted" method is used to determine the dilutive effect of common shares. The treasury stock method is used to determine the dilutive effect of warrants. The treasury stock method assumes that proceeds received from the exercise of in-the-money share purchase warrants are used to repurchase common shares at the average market price during the period.

STOCK OPTION PLAN

The Corporation has a stock option plan, which is described in note 12. No compensation expense is recognized for this plan when stock options are issued to directors and employees of the Corporation. Any consideration paid by the eligible participants on exercise of stock options is credited to share capital. If stock options are repurchased from eligible participants, the excess of the consideration paid over the carrying amount of the stock option cancelled is charged to shareholders' equity. Since the Corporation does not account for options granted to participants using the fair value method, it discloses pro forma information related to net income and earnings per share figures, which are calculated as if the entity applied the fair value method of accounting to stock options granted to participants.

Stock option grants are accounted for in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations including Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price or in connection with the modification to outstanding awards and/or changes in grantee status. No employee stock option compensation expense is reflected in our results of operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common shares on the date of grant.

Compensation expense related to stock options granted to non-employees is accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which requires entities to recognize an expense based on the fair value of the related awards. We are not required, and we currently do not intend to transition to a fair value method of accounting for stock-based employee compensation. The following table illustrates the effect on net loss and basic and diluted net loss per share as if we had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


                                   Ten months        Ten months
                                  ended March       ended March       Year ended
                                     31, 2004          31, 2003     May 31, 2003
                              ---------------- ---------------------------------
                                    (Audited)       (Unaudited)        (Audited)
                                           $                 $                $

Net loss, as reported             (1,672,597)       (1,301,878)     (1,459,803)
                              ================ ================= ===============

Net loss, pro forma               (6,107,742)       (1,475,036)     (1,667,592)
                              ================ ================= ===============

Net loss, pro forma per share          (0.14)            (0.04)          (0.05)
                              ================ ================= ===============

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


The fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:
                                    TEN MONTHS        TEN MONTHS
                                   ENDED MARCH       ENDED MARCH     YEAR ENDED
                                      31, 2004          31, 2003   MAY 31, 2003
                                  ------------- ----------------- -------------
 Risk-free interest rates                1.54%             3.48%         3.48%
 Expected volatility                       80%               79%           79%
 Dividend yield                              0                 0             0
 Expected life of options (years)          1.5               1.5           1.5



PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the underlying assets using the following methods and rates:

Computer equipment                          40%              Declining balance
Software                                    40%              Declining balance
Technology platform                         33%              Declining balance
Office furniture and equipment              40%              Declining balance
Voice communications equipment            1 year                 Straight line
Automobile                               5 years                 Straight line
Leasehold improvements                   5 years                 Straight line
Office furniture and equipment under
capital leases                        5-10 years                 Straight line


Effective June 1, 2003, the Corporation changed its method of depreciating property and equipment from the straight-line method to the declining balance method. The Corporation's management believes this method is preferable because it provides a better matching of costs with related revenues. The adoption of the declining balance method did not have a material effect on the financial statements of the prior periods therefore they have not been restated to apply the new method retroactively.

LEASES

Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the Corporation. Assets acquired under capital leases are amortized at the same rates as those described for property and equipment. Obligations recorded under capital leases are reduced by the principal portion of lease payments. The imputed interest portion of lease payments is charged to expense. Operating leases are expensed as incurred.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


INTANGIBLE ASSETS

Intangible assets that are determined to have finite lives will continue to be amortized on the straight-line method over their estimated useful lives. Customer lists relating to ZIM Technologies do Brasil Ltda. are amortized over their estimated rate of customer attrition which has been assumed to be 40% in the first year, 50% of the then residual in the second and third years, and 100% of the remaining balance in the fourth year. Customer relationships relating to E-Promotions Limited and EPL Communications (together referred to as "EPL") are being amortized on a straight-line basis over 18 months and the core technology relating to EPL is amortized on a straight-line basis over five years.

GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination accounted for under the purchase method. As a result of the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("FAS 142"), that was effective for the Company as of the beginning of fiscal year 2003, goodwill and other intangible assets with an indefinite useful life are not amortized but evaluated for impairment annually.

We perform an annual review in the fourth quarter of each year, or more frequently if indicators of potential impairment exist to determine if the recorded goodwill is impaired. Our impairment process compares the fair value of ZTI do Brasil Ltda. and EPL to their respective carrying values, including the goodwill related to these reporting units. We concluded that the fair value of ZTI do Brasil Ltda. exceeded its carrying value at March 31, 2004 and May 31, 2003 and that the fair value of EPL exceeded its carrying value at March 31, 2004 and therefore no impairment charge was required.

If actual operating results or cash flows are different than our estimates and assumptions, we could be required to record impairment charges in future periods.

LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangible assets are reviewed for impairment annually at each year-end and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If impairment is determined to exist, the assets are reported at the lower of carrying value or net recoverable amount. Any impairment charges would be recorded in the consolidated statement of operations.

5 - ACCOUNTS RECEIVABLE
                                   MARCH 31, 2004       MAY 31, 2003
                                 ----------------- ------------------
                                                $                  $
Trade accounts receivable               1,043,122            287,962
Allowance for doubtful accounts          (34,268)           (31,251)
Other (Note 10)                            13,772             25,560
                                 ----------------- ------------------
                                        1,022,626            282,271
                                 ================= ==================

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


6 - PROPERTY AND EQUIPMENT

                                            ACCUMULATED        NET BOOK
MARCH 31, 2004                       COST  DEPRECIATION           VALUE
                              ------------ ------------- ---------------
                                        $             $               $

Computer equipment                803,758       610,682         193,076
Software                           50,034        40,428           9,606
Technology platform               647,055       331,763         315,292
Office furniture and equipment    198,323       119,156          79,167
Voice communications equipment     20,560        20,560               0
Leasehold improvements            111,350       106,968           4,382

                              ------------ ------------- ---------------
                                1,831,080     1,229,557         601,523
                              ============ ============= ===============


                                              ACCUMULATED     NET BOOK
MAY 31, 2003                           COST  DEPRECIATION        VALUE
                              -------------- ------------- ------------
                                          $             $            $

Computer equipment                  616,885       461,908      154,977
Software                             44,367        32,599       11,768
Office furniture and equipment      120,740        68,736       52,004
Voice communications equipment       19,664        16,711        2,953
Automobiles                           6,996         2,702        4,294
Leasehold improvements              106,306        86,550       19,756
Office furniture and equipment
under capital leases                136,478       101,664       34,814
                              -------------- ------------- ------------
                                  1,051,436       770,870      280,566
                              ============== ============= ============

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


7 - INTANGIBLE ASSETS
                                                ACCUMULATED        NET BOOK
MARCH 31, 2004                       COST      AMORTIZATION           VALUE
                       ------------------- ----------------- ---------------
                                        $                 $               $

Customer list                      72,143            58,631          13,512
Core technology                   994,122            26,724         967,398
Customer relationships            507,206            45,450         461,756
                       ------------------- ----------------- ---------------
                                1,573,471           130,805       1,442,666
                       ==================  ================  ===============

                                                ACCUMULATED        NET BOOK
MAY 31, 2003                         COST      AMORTIZATION           VALUE
                        ------------------- ----------------- --------------
                                    $                     $               $

Customer list                  69,001                46,129          22,872
                       ==================  ================  ===============


Aggregate amortization expense for each of the next five years is estimated to be:
                                             $
                        2005              540,027
                        2006              320,681
                        2007              196,000
                        2008              196,000
                        2009              169,656


8 - ACCRUED LIABILITIES

                                          MARCH 31,               MAY 31,
                                               2004                  2003
                            ------------------------ ---------------------
                                                  $                     $

Employee related accruals                   102,594               106,302
Professional fees                           199,991                81,583
Severance                                         -                 5,746
Interest                                          -                81,734
Withholding tax accrual                      76,260                73,073
Printing expense                                  -               165,031
Trade                                       431,534                     -
Other                                        65,628                37,226
                            ------------------------ ---------------------
                                            876,007               550,695
                            ======================== =====================

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

9 - CAPITAL LEASE OBLIGATIONS

The obligations under capital leases of $NIL (2003 - $12,696), subject to interest at varying rates between 13% and 17% matured in 2004. Interest included in minimum lease payments amount to $NIL (2003 - $410).

10 - RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

Included in other accounts receivable at March 31, 2004 is $NIL ($18,168 at May 31, 2003) due from the Corporation's chief executive officer and majority shareholder.

DUE TO RELATED PARTIES

In April 2002, the Corporation's chief executive officer and majority shareholder, loaned approximately $630,000 to ZIM. The loan had an interest rate of 5% per annum and was repaid on January 7, 2004, through the conversion of the debt into equity.

Commencing in May 2002, 160879 Canada, Inc., a corporation owned by the spouse of the Corporation's chief executive officer and majority shareholder, loaned approximately $2.7 million to ZIM. These loans had an interest rate of 5% per annum and were repaid on January 7, 2004, through the conversion of debt into common shares of ZIM.

On January 7, 2004, the Board of Directors approved the conversion of the $630,000 debt held by the Corporation's chief executive officer and majority shareholder and the $2.7 million debt held by 160879 Canada Inc. to common shares based on the last closing price of our common shares on the Over-the-Counter Bulletin Board. The total amount due, with interest, was $3,960,950. The share price used in the conversion was $0.43, resulting in 9,211,511 common shares being issued to the Corporation's chief executive officer and majority shareholder and to 160879 Canada Inc.

11 - SHAREHOLDERS' EQUITY

Transactions for the periods include the following:

The Corporation issued 728,300 common shares in the ten months ended March 31, 2004 pursuant to the exercise of stock options by employees. In the year ended May 31, 2003 8,333 common shares were issued pursuant to the exercise of stock options by an employee.

On January 7, 2004, the Board of Directors of ZIM approved the conversion of all amounts due to related parties, in return for 9,211,511 common shares of the Corporation (see note 10).

On January 30, 2004, the Corporation completed a non-brokered private placement of 1,150,006 units at $0.75 per unit, for total gross proceeds of $862,505 and net proceeds of $819,587. Each unit consists of one common share and one common share purchase warrant. Each warrant may be exercised at any time prior to January 31, 2005. The units were issued to unaffiliated persons, except that James Stechyson, a member of our Board of Directors, purchased 50,000 of the units.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


In connection with the acquisition of EPL, the Corporation issued 4,000,000 common shares to the shareholders of EPL.

ADDITIONAL PAID IN CAPITAL

During the year ended May 31, 2003, the Corporation issued options in settlement of a contingency, and as a result, additional paid in capital has been increased by $117,614 (note 3).

The fair value was estimated using the Black-Scholes option pricing model with the following assumptions:

Dividend yield                                            Nil
Expected volatility                                       104%
Risk-free interest rate                                   3.18%
Expected life                                             2.00 years
Dividend yield

During the year ended May 31, 2003, the Corporation modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. As a result, the Corporation recorded a non-cash compensation expense of $27,144, which represents the fair value of the stock options at the date of change in status.

Dividend yield                                            Nil
Expected volatility                                       81%
Risk-free interest rate                                   3.48%
Expected life                                             1.58 year


12 - STOCK OPTIONS

Under the Corporation's Stock Option Plan, the Corporation may grant options to its officers, directors and employees for up to 22,200,000 common shares. As at March 31, 2004, 12,550,071 options were outstanding under the Stock Option Plan. In addition, 8,285,000 options were issued in prior periods outside of the Corporation's stock option plan. Stock options are granted with an exercise price equal to the common shares' fair market value at the date of grant. Options are granted periodically and both the maximum term of an option and the vesting period are set at the Board's discretion.

Early in 2004, the Board of Directors reviewed directors' compensation. It was noted that, historically, the members of the Board were issued options but that, because of the Corporation's on-going need to comply with securities regulations and the time it took to establish a market for the underlying shares, there have been limited opportunities for members of the board to exercise their options within the lifetime of the options. As a result, on February 5, 2004, the Board extended the life of 6,110,000 options to February 2007 without changing the exercise price. No compensation expense was recognized as the exercise price approximated the market price.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


A summary of the status of the stock options is as follows:

                                                      MARCH 31, 2004                           MAY 31, 2003
                                                                       WEIGHTED             NUMBER OF          WEIGHTED
                                              NUMBER OF OPTIONS         AVERAGE               OPTIONS           AVERAGE
                                                    OUTSTANDING  EXERCISE PRICE           OUTSTANDING    EXERCISE PRICE
                                           --------------------- --------------- -- ------------------ -----------------
                                                                              $                                       $
Options outstanding, beginning of period             14,863,332            0.76            15,306,665              0.76
Granted                                               7,395,539            0.69                     -                 -
Exercised                                             (728,300)            0.46               (8,333)              0.76
Forfeited                                             (695,500)            0.76             (435,000)              0.76
                                           --------------------- ---------------    ------------------ -----------------
Options outstanding, end of period                   20,835,071            0.75            14,863,332              0.76
                                           ===================== ===============    ================== =================

The following table represents a summary of the options outstanding as at March 31, 2004:

                                          OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
                                                     WEIGHTED
                                     NUMBER           AVERAGE        WEIGHTED                  NUMBER          WEIGHTED
                             OUTSTANDING AT         REMAINING         AVERAGE          EXERCISABLE AT           AVERAGE
RANGE OF EXERCISE PRICES     MARCH 31, 2004  CONTRACTUAL LIFE  EXERCISE PRICE          MARCH 31, 2004    EXERCISE PRICE
------------------------- ------------------ ----------------- ---------------     ------------------- -----------------
                       $                                Years               $                                         $
               0.38-0.50          2,193,507              2.34            0.39               2,193,507              0.39
               0.70-0.76         12,238,550              0.96            0.76              12,238,550              0.76
               0.84-0.85          6,403,014              2.23            0.84               6,403,014              0.84

                          ------------------ ----------------- ---------------     ------------------- -----------------
                                 20,835,071              1.88            0.75              20,835,071              0.75
                          ================== ================= ===============     =================== =================


13 - INTEREST

                                   TEN MONTHS      TEN MONTHS
                                        ENDED          ENDED         YEAR ENDED
                               MARCH 31, 2004  MARCH 31, 2003      MAY 31, 2003
                            ------------------ --------------------------------
                                    (Audited)     (Unaudited)        (Audited)
                                            $               $                $
         Interest expense              90,883          49,140           81,591
         Interest income              (2,248)        (15,849)         (16,262)

                            ------------------ --------------------------------
         Total                         88,635          33,291           65,329
                            ================== ================================

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

14 - INCOME TAXES

Income tax expense varies from the amount that would be computed by applying the basic federal and provincial income tax rates to loss before taxes, as follows:


                                                        TEN MONTHS ENDED        TEN MONTHS ENDED        YEAR ENDED MAY
                                                          MARCH 31, 2004          MARCH 31, 2003              31, 2003
                                                       ------------------    --------------------     -----------------
                                                           (Audited)             (Unaudited)             (Audited)
                                                                       $                       $                     $
Tax rate                                                          36.47%                  37.79%                37.79%
Expected Canadian Income Tax Recovery                          (721,874)               (541,715)             (643,481)
Change in valuation allowance for originating
temporary differences and loss carry forwards                    713,058                 534,837               622,709
Difference between Canadian and foreign tax rates                 11,679                   2,510                14,426
Non-deductible stock option benefits                                   -                       -                10,493
Other                                                             32,787                   4,368
Refundable income tax credits                                  (342,418)               (187,983)             (247,127)
                                                       ------------------    --------------------     -----------------
                                                               (306,768)               (187,983)             (242,980)
                                                       ==================    ====================     =================

The change in valuation allowance for originating temporary differences and loss carry forwards is calculated in the reconciliation above using the rate shown in the table. The rate at which such amounts may be realized as disclosed as part of a deferred tax asset and related valuation allowance takes into account the enacted tax rate decreases over the expected period of realization.

Income tax recovery of $306,768 for the ten months ended March 31, 2004 and $242,980 for the year ended May 31, 2003 relates to refundable income tax credits receivable, partially offset by income taxes paid by the Corporation's Brazilian subsidiary.

Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the deferred tax asset and deferred tax liability are as follows:

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

                                         MARCH 31, 2004         MAY 31, 2003
                                                      $                    $
Temporary differences
Loss carry forwards                           2,466,926            1,244,482
Property and equipment - differences
in net book value and unamortized
capital cost                                    137,716               45,303
Intangible assets - differences
in net book value and tax basis               (266,179)
Other                                          (24,928)              122,050
                                     -------------------   ------------------
Gross deferred tax asset                      2,313,535            1,411,835
Valuation allowance                           2,313,535            1,411,835
                                     -------------------   ------------------
Net deferred tax asset                                -                    -
                                     ===================   ==================


The Corporation has federal and provincial non-capital losses available to reduce taxable income in Canada which expire in the following years:

                             FEDERAL             PROVINCIAL
                  -------------------    ------------------
                                   $                      $
            2005             808,460                845,209
            2006             327,918                370,280
            2007             335,112                335,112
            2008           2,163,150              2,077,243
            2009           1,499,767              1,499,767
            2010             618,993                633,743
            2011           1,073,324              1,073,324
                  -------------------     ------------------
                           6,826,724              6,834,678
                  ===================     ==================

As at March 31, 2004, the Corporation had accumulated unclaimed federal and provincial scientific research and experimental development deductions of approximately $1,960,952 and $2,465,965 respectively ($1,500,000 and $1,850,000 in 2003). This amount can be carried forward indefinitely to reduce income taxes payable in future years.

The Corporation has federal scientific research and experimental development credits available to reduce income taxes in Canada which expire in the following years:
                            $
                --------------
          2010         13,786
          2011        270,129
          2012          1,734
                --------------
                      285,649
                ==============

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

For the ten months ended March 31, 2004, the Corporation recorded an amount of $342,418 and $247,127 for the year ended May 31, 2003 of investment tax credits.

15 - LOSS PER SHARE

For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was anti-dilutive:

                         MARCH 31, 2004        MARCH 31, 2003       MAY 31, 2003
                         --------------        --------------      -------------
        Stock options         2,118,000            14,800,000         14,800,000
        Special shares                -             5,163,500          5,163,500


16 - FINANCIAL INSTRUMENTS

RISK MANAGEMENT ACTIVITIES

The Corporation operates internationally, giving rise to significant exposure to market risks from changes in foreign exchange rates.

FOREIGN EXCHANGE RISK MANAGEMENT

Accounts receivable include the following amounts receivable in their source currency:

                          MARCH 31, 2004       MAY 31, 2003
                       -----------------   -----------------

Canadian dollars               150,838               16,416
US dollars                      79,040              121,646
Brazilan reals                 571,049              441,806
British pounds                 345,013                     -

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)

Accounts payable include the following amounts payable in their source currency:

                                  MARCH 31, 2004           MAY 31, 2004
                               ------------------        ---------------

Canadian dollars                         138,754                113,827
US dollars                                 3,979                  4,934
Brazilian reals                           40,783                 56,573
British pounds                           183,358                      -

CONCENTRATION OF CREDIT RISK

The Corporation is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Credit exposure is minimized by dealing with only creditworthy counterparties in accordance with established credit approval policies.

Concentrations of credit risk in accounts receivable are indicated below by the percentage of the total balance receivable from customers in the specified geographic area:

                                              MARCH 31           MAY 31,
                                                  2004              2003
                                         -------------- -----------------

Canada                                             11%               19%
North and South America, excluding Canada          23%               59%
Great Britain                                      62%                0%
Europe, excluding Great Britain                     3%               19%
Other                                               1%                3%
                                         -------------- -----------------
                                                  100%              100%
                                         ============== =================


Revenue from one customer of ZIM's SMS division, Vodafone, represents approximately $233,790 of the Corporation's consolidated revenues. Accounts receivable from Vodafone at March 31, 2004 were $169,768 (nil in 2003).

FAIR VALUE

The carrying values of cash, accounts receivable, investment tax credits receivable, accounts payable and accrued liabilities approximate their fair value due to the relatively short periods to maturity of the instruments.

The fair value of the due to related parties could not be determined since it is practically impossible to find a financial instrument on the market having substantially the same economic characteristics.

The following methods and assumptions were used to estimate the fair value of capital lease obligations: At the present value of contractual future payments, capital lease obligations were discounted at the current market rates of interest available to the Corporation for the same or similar debt instruments.

The fair value of capital lease obligations for 2003 approximates the carrying value.
                                      F-33

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


17 - COMMITMENTS AND CONTINGENCIES OPERATING LEASE COMMITMENTS

The Corporation has the following lease commitments relating to facilities and equipment:

                                                    $
                     2005                        167,609
                     2006                        145,820
                     2007                        135,240
                     2008                         56,677
                                                 -------
                                                 505,346
                                                 =======

For the ten months ended March 31, 2004, rent expense was $171,360 ($139,180 (unaudited) for the ten months ended March 31, 2003 and $187,005 for the year ended May 31, 2003).

GOVERNMENT ASSISTANCE

During the year ended May 31, 2002, the Corporation received $78,412 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of earnings as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.'s revenues from July 23, 2001 to May 31, 2005 to a maximum of $78,413, if revenues realized by Zim Technologies do Brasil Ltda. exceed $3,646,973 cumulatively.

OTHER

The Corporation is committed to pay an arm's length third party $75,000 upon the listing of ZIM Corporation's common shares on a national securities exchange selected by ZIM Corporation's board of directors.

Zim Technologies do Brasil Ltda. may be subject to the Contribution of Intervention on Economic Domain tax on values remitted abroad. However, the Corporation's management intends to contest this assessment if issued. Consequently, no provision has been accounted for in that respect. If an assessment is issued and the Corporation is unsuccessful at contesting the assessment, the resulting settlement would not have a material impact on the consolidated financial statements of the Corporation.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


18 - SEGMENT REPORTING

Management has determined that the Corporation operates in two reportable segments: enterprise software and Short Message Service (SMS). Enterprise software involves providing enterprise software for designing, developing and manipulating database systems and applications. SMS involves providing SMS applications and services.

The following table sets forth external revenues attributable to these product lines: The following table sets forth segment assets used by each product line

                  TEN MONTHS ENDED       TEN MONTHS ENDED      YEAR ENDED
                    MARCH 31, 2004         MARCH 31, 2003    MAY 31, 2003
                         (Audited)            (Unaudited)       (Audited)
               --------------------  --------------------- ---------------
                                 $                      $               $
Revenue
   SMS                     750,325                 64,122          89,349
   Software              1,356,774              1,252,378       1,582,522
               --------------------  --------------------- ---------------
Total revenue            2,107,099              1,316,500       1,671,871
               ====================  ===================== ===============


The following sets forth segment assets used by each product line:

                          MARCH 31, 2004           MAY 31, 2003
                       ------------------ -- -------------------
                                       $                      $
Segment assets
   SMS                         5,705,354
   Software                    1,040,811              1,777,036
                       ------------------    -------------------
Total segment assets           6,746,165              1,777,036
                       ==================    ===================



The following table sets forth external revenues and long-lived assets attributable to geographic areas. External revenues are based on the location of the customer:

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


                         TEN MONTHS ENDED   TEN MONTHS ENDED        YEAR ENDED
                           MARCH 31, 2004     MARCH 31, 2003      MAY 31, 2003
                                (Audited)        (Unaudited)         (Audited)
                       ------------------- ------------------ -----------------
                                        $                  $                 $
REVENUES
Canada                            251,301            220,307           283,279
Brazil                            915,585            648,442           812,020
United States                     192,999            229,204           249,814
United Kingdom                    605,215                  -                 -
Australia                           8,976             48,438            50,520
Europe                            133,015            164,702           270,543
Other                                   8              5,407             5,695
                       ------------------- ------------------ -----------------
Total revenue                   2,107,099          1,316,500         1,671,871
                       =================== ================== =================

LONG-LIVED ASSETS
   Canada                         244,784                              261,177
   Brazil                         513,933                              510,971
   United Kingdom               3,683,092                                    -
                       -------------------                    -----------------
Total long-lived assets         4,441,809                              772,148
                       ===================                    =================

19 - COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

20 - SUBSEQUENT EVENTS

On April 1, 2004 ZIM Corporation and one of its wholly owned subsidiaries, ZIM Technologies International Inc. amalgamated into ZIM Corporation. The current presentation fully consolidates this subsidiary therefore there will be no impact on the consolidated financial statements, as a result of this amalgamation.

21 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

(i) SFAS NO. 150

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of this statement to have a material impact on our financial condition or results of operations.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2004
(EXPRESSED IN US DOLLARS)


(ii) SFAS NO. 149

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Since ZIM does not currently transact in such instruments nor undertake hedging transactions, the adoption of this statement did not have a material impact on our financial condition or results of operations.

(iii) SFAS NO. 148

In December 2002, the FASB issued Statement No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." The Statement is effective for fiscal years ended after December 15, 2002. SFAS No. 148 requires new disclosures about the effect of stock-based employee compensation on reported results. The Statement requires that effects be disclosed more prominently by specifying the form, content and location of those disclosures. SFAS No. 148 permits several ways of transitioning to the Fair Value method of accounting for stock-based compensation, however the Statement does not require that companies discontinue the intrinsic value method of accounting for stock-based compensation. The Corporation will continue to use the intrinsic value method of accounting for stock-based compensation and has adopted the disclosure requirements of the Statement.

(iv) FINANCIAL INTERPRETATION NO. 46

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", which requires the consolidation of and disclosures about variable interest entities ("VIEs"). VIEs are entities for which control is achieved through means other than voting rights. In December 2003, the FASB revised FIN No. 46 to incorporate all decisions, including those in previously issued FASB Staff Positions, into one Interpretation. The revised Interpretation supercedes the original Interpretation. Generally, the requirements were effective immediately for all VIEs in which an interest was acquired after January 31, 2003. For variable interests in special purpose entities in which an interest was acquired before February 1, 2003, the requirements are effective at the end of our fiscal 2004. Requirements for non-special purpose entities acquired before February 1, 2003, are effective at the end of the first quarter of fiscal 2005. FIN No. 46 has not had, and is not expected to have, a significant impact on our consolidated financial statements.

                      CONSOLIDATED FINANCIAL STATEMENTS OF


                                 ZIM CORPORATION

                    FOR THE THREE MONTHS ENDED JUNE 30, 2004

ZIM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in US dollars)

--------------------------------------------------------------------------------

                                                   Three months ended   Three months ended
                                                        June 30, 2004        June 30, 2003
                                                     ----------------     ----------------
                                                          (Unaudited)          (Unaudited)
                                                                   $                    $
REVENUE                                                    1,478,716              443,357
                                                     ----------------     ----------------

EXPENSES
       Cost of revenue                                     1,281,615               75,868
       Selling, general and administrative                 1,038,495              745,100
       Research and development                              173,480              180,111
       Amortization of intangible assets                      67,396                5,472
                                                     ----------------     ----------------
Total operating expenses                                   2,560,986            1,006,551
                                                     ----------------     ----------------

Operating loss before income taxes and interest           (1,082,270)            (563,194)
Interest                                                       1,617               26,540
                                                     ----------------     ----------------
Operating loss before income taxes                        (1,083,887)            (589,734)
Income taxes recoverable                                     (91,684)             (73,973)
                                                     ----------------     ----------------

Net loss                                                    (992,203)            (515,761)
                                                     ================     ================

Basic and fully diluted loss per share                        (0.018)              (0.013)
                                                     ================     ================

Weighted average number of shares outstanding             55,311,138           38,914,634
                                                     ================     ================




================================================================================

The accompanying notes are an integral part of these condensed consolidated financial statements.

ZIM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US dollars)
--------------------------------------------------------------------------------

                                                                         Three months              Three months
                                                                       ended June 30,            ended June 30,
                                                                                 2004                      2003
                                                                       --------------            --------------
                                                                          (Unaudited)               (Unaudited)
                                                                                   $                          $
OPERATING ACTIVITIES
Net loss                                                                    (992,203)                  (515,761)
Items not involving cash:
      Depreciation of property and equipment                                  78,757                     49,730
      Amortization of intangible assets                                      132,576                      5,472
      Compensation expense                                                   257,679                          -
      Changes in operating working capital                                  (325,563)                    43,111
                                                                       --------------            --------------
Cash flows used in operating activities                                     (848,754)                  (417,448)
                                                                       --------------            --------------
INVESTING ACTIVITIES
Purchase of property and equipment                                           (36,015)                   (41,319)
                                                                       --------------            --------------
Cash flows used in investing activities                                      (36,015)                   (41,319)
                                                                       --------------            --------------
FINANCING ACTIVITIES
Repayment of capital lease obligations                                             -                    (15,109)
Proceeds from the exercise of options                                         46,600                          -
Proceeds from shares issued through a private placement                      381,536                          -
Net proceeds from related parties                                                  -                    535,210
                                                                       --------------            --------------
Cash flows provided by financing activities                                  428,136                    520,101
                                                                       --------------            --------------

Effect of changes in exchange rates on cash                                  (22,188)                   (85,496)
                                                                       --------------            --------------
DECREASE IN CASH                                                            (478,821)                   (24,162)
Cash, beginning of period                                                    870,520                    442,925
                                                                       --------------            --------------
Cash, end of period                                                          391,699                    418,763
                                                                       ==============            ==============

================================================================================

The accompanying notes are an integral part of these condensed consolidated financial statements.

ZIM CORPORATION
Condensed Consolidated Balance Sheets
(Expressed in US dollars)
--------------------------------------------------------------------------------

                                                                                       June 30,           March 31,
                                                                                           2004                2004
                                                                                 --------------      --------------
                                                                                     (Unaudited)           (Audited)
                                                                                              $                   $
ASSETS
Current assets
      Cash                                                                              391,699             870,520
      Accounts receivable, net                                                        1,008,381           1,022,626
      Investment tax credits receivable                                                 401,523             350,780
      Prepaid expenses                                                                   41,820              60,430
                                                                                 --------------      --------------
                                                                                      1,843,423           2,304,356

Property and equipment, net                                                             550,997             601,523
Intangible assets, net                                                                1,283,238           1,442,666
Goodwill                                                                              2,357,062           2,397,620
                                                                                 --------------      --------------
                                                                                      6,034,720           6,746,165
                                                                                 ==============      ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
      Accounts payable                                                                  498,576             491,053
      Accrued liabilities                                                               591,807             876,007
      Deferred revenue                                                                  327,128             369,077
                                                                                 --------------      --------------
                                                                                      1,417,511           1,736,137
                                                                                 --------------      --------------

Shareholders' Equity
Preferred shares, no par value, non-cumulative
      dividend at a rate to be determined by the Board of Directors redeemable for CDN $1 per share.  Authorized unlimited shares;
      issued and outstanding NIL shares at June 30, 2004 and March 31, 2004.
Special shares, no par value, non-voting, participating,
      convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of (i)
      the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; (ii) June 1, 2004.  Authorized unlimited shares;
      issued and outstanding NIL shares at June 30, 2004 and NIL at
      March 31, 2004.  All special shares were converted into common shares on June 1, 2003.
Common Shares, no par value,                                                         16,457,906          16,029,770
      authorized unlimited shares issued and outstanding 56,310,581 shares at June 30, 2004 and 55,180,026 shares at March 31, 2004.
Additional paid-in capital (Note 6)                                                   1,798,638           1,540,959
Accumulated deficit                                                                 (13,241,777)        (12,249,573)
Accumulated other comprehensive loss                                                   (397,558)           (311,128)
                                                                                 --------------      --------------
                                                                                      4,617,209           5,010,028
                                                                                 --------------      --------------

                                                                                      6,034,720           6,746,165
                                                                                 ==============      ==============


--------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements.

ZIM CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS
ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)

1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of ZIM Corporation ("ZIM" or the "Corporation") and its subsidiaries have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the latest transitional report on Form 10-KSB. These statements have been prepared on the same basis as the audited consolidated financial statements for the ten months ended March 31, 2004 and, in the opinion of management, include all adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows of the Corporation. The results of operations for the three months ended June 30, 2004 are not necessarily indicative of the results to be expected for the full year.

2 - NATURE OF OPERATIONS AND LIQUIDITY

The Corporation was incorporated under the Canada Business Corporations Act on October 17, 2002. The Corporation has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions. On April 1, 2004 the Corporation and one of its wholly owned subsidiaries, ZIM Technologies International Inc. amalgamated into ZIM Corporation.

These financial statements have been prepared on a going concern basis which assumes that the Corporation will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As at June 30, 2004 the Corporation has incurred a loss of $992,203 for the three months then ended and has incurred losses during each of the last five years. In addition, the Corporation generated negative cash flows from operations of $848,754 for the three months ended June 30, 2004 and has generated negative cash flows from operations during each of the last five years.

The Corporation's management team has focused the direction of the Corporation from a mature database and application development technology player to a provider of interactive mobile messaging. To establish the interactive mobile messaging, the Corporation needs substantial funds for marketing and business development.

All of the factors above raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Corporation's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Corporation's position and/or results of

ZIM CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)

operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

In the longer term, the Corporation has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Corporation's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the Corporation.

3 - RELATED PARTY TRANSACTIONS

On June 25, 2004, the Corporation's Chief Executive Officer and majority shareholder, a corporation owned by the spouse of the Corporation's Chief Executive Officer and the spouse of the Corporation's Chief Executive Officer participated in a private placement of the Corporation's common shares whereby they purchased 775,789 units. The shares issued in the private placement were priced at $0.38 per unit, the market price on June 8, 2004, with each unit consisting of one common share and two warrants to purchase common shares for $0.38 per share.

4 - SIGNIFICANT ACCOUNTING POLICIES

COST OF REVENUE

Cost of revenue includes all variable costs that are directly related to the SMS and software revenues. The prior period amounts have been reclassified to conform to the current period presentation.

STOCK OPTIONS AND WARRANTS

Stock option grants are accounted for in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations including Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price or in connection with the modification to outstanding awards and/or changes in grantee status. No employee stock option compensation expense is reflected in our results of operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Compensation expense related to stock options granted to non-employees is accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which requires entities to recognize an expense based on the fair value of the related awards.

We are not required, and we currently do not intend to transition to use a fair value method of accounting for stock-based employee compensation. The following table illustrates the effect on net loss and basic and diluted net loss per share as if we had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

ZIM CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)

Warrants issued to investors in private placements have been valued using the fair value of the equity instrument issued, as this was more readily determinable. As these warrants were issued as a cost associated with raising capital through the private placements, no entry was recorded to additional paid-in capital.

                                            Three months           Three months
                                          ended June 30,         ended June 30,
                                                    2004                   2003
                                       ------------------    -------------------
                                             (Unaudited)            (Unaudited)
                                                       $                      $

Net loss, as reported                          (992,203)              (515,761)

Stock-based employee compensation
expense determined under fair value
based method for all awards, net of
related tax effects                          (1,048,147)            (1,106,573)
                                       ------------------    -------------------
Net loss, pro forma                          (2,040,350)            (1,622,334)
                                       ==================    ===================

Basic and diluted net loss per share:

As reported, basic and diluted                   (0.018)                (0.013)
                                       ==================    ===================

Net loss, pro forma per share                    (0.037)                (0.042)
                                       ==================    ===================



Total options granted during the three months ended June 30, 2004 and 2003, were 5,657,500 and 3,602,572 respectively. Options granted to employees during the three months ended June 30, 2004 and 2003, were 4,647,500 and 3,502,572 respectively. The fair value of options granted to employees and stock purchased under our employee stock purchase plan (ESOP) at date of grant was estimated using the Black-Scholes pricing model with an expected life of 18 months, and expected volatility of 80%, a risk free rate of 3.00% and dividend yield of NIL.

Options granted to non-employees during the three months ended June 30, 2004 were 1,010,000. The fair value of stock options issued to non-employees at date of grant was estimated using the Black-Scholes pricing model with an expected life of 18 months, and expected volatility of 80%, a risk free rate of 3.00% and dividend yield of NIL.

Compensation expense of $257,679 was recognized in the three months ended June 30, 2004 based on the fair value of these options.

ZIM CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)


5 - LOSS PER SHARE

For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options, the effect on the loss per share would be anti-dilutive.

The following securities have exercise prices below the market value at the quarter end and as a result could potentially dilute basic earnings per share in the future. They have not been included in diluted earnings per share because their effect was anti-dilutive:
                                 June 30, 2004         June 30, 2003
                               ---------------       ---------------
        Stock options                3,823,502            14,800,000
        Warrants                     2,021,110

Total options outstanding at June 30, 2004 and 2003 were 22,737,571 and 18,465,904 respectively. Total warrants outstanding at June 30, 2004 and 2003 were 3,171,116 and NIL respectively.

6 - SHAREHOLDERS' EQUITY

The Corporation issued 120,000 common shares during the three months ended June 30, 2004 and NIL for the three months ended June 30, 2003 through the exercise of stock options by employees.

On June 25, 2004, the Corporation completed the first part of a non-brokered private placement of 1,010,555 units at $0.38 per unit, for total gross proceeds of $384,011. Each unit consists of one common share and two common share purchase warrants. Each warrant may be exercised at any time prior to September 25, 2005. Of these 1,010,555 units, 775,789 were purchased by related parties.

ADDITIONAL PAID IN CAPITAL

During the three month period ended June 30, 2004, the Corporation issued options to non-employees, in consideration for advisory services, and as a result, additional paid in capital has been increased by $257,679.

7 - COMPREHENSIVE LOSS

Comprehensive loss includes changes in the balances of items that are reported directly in a separate component of shareholders' equity in our unaudited Condensed Consolidated Balance Sheet. The components of comprehensive loss are as follows:

ZIM CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)


                                       Three months ended   Three months ended
                                            June 30, 2004        June 30, 2003
                                              (Unaudited)          (Unaudited)
                                                        $                    $
                                       ------------------  --------------------
Net loss, as reported                           (992,203)            (515,761)
Foreign currency translation adjustment          (86,430)            (102,125)
Comprehensive loss                            (1,078,633)            (617,886)
                                       ==================  ====================



8 - SEGMENT REPORTING

There has been no change in the basis of segmentation or basis of measurement of segment profit or loss from that presented in the audited financial statements for the ten month period ended March 31, 2004.

The following table sets forth external revenues attributable to and used by the two identified product lines:


                            Three months ended   Three months ended
                                 June 30, 2004        June 30, 2003
                                   (Unaudited)          (Unaudited)
                        -----------------------  -------------------
                                             $                    $
  Revenue
     SMS                             1,160,070               28,833
     Software                          318,646              414,524
                        -----------------------  -------------------
  Total revenue                      1,478,716              443,357
                        =======================  ===================


The following table sets forth segment assets used by each product line:


                                 June 30, 2004        March 31, 2004
                                   (Unaudited)             (Audited)
                        -----------------------  -------------------
                                             $                   $
  Segment assets
     SMS                             4,693,930            5,705,354
     Software                        1,340,790            1,040,811
                        -----------------------  -------------------
  Total segment assets               6,034,720            6,746,165
                        =======================  ===================

ZIM CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)

The following table set forth external revenues attributable to geographic areas. External revenues are based on location of the customer:

                        Three months ended         Three months ended
                             June 30, 2004              June 30, 2003
                               (Unaudited)                (Unaudited)
                      ---------------------   ------------------------
                                         $                          $
   Revenues
      Canada                        71,239                     74,636
      Brazil                       199,410                    221,650
      United States                 54,751                     22,403
      United Kingdom             1,120,430
      Europe                        27,723                    122,858
      Other                          5,163                      1,810
                      ---------------------   ------------------------
   Total revenue                 1,478,716                    443,357
                      =====================   ========================



9 - COMMITMENTS AND CONTINGENCIES

The Corporation has the following lease commitments relating to facilities and equipment:

                                                                $
                                                ------------------
   Balance of 2005                                        125,250
   2006                                                   145,820
   2007                                                   135,240
   2008                                                    56,677
   Thereafter                                                 nil
                                                ------------------
                                                          462,987
                                                ==================


GOVERNMENT ASSISTANCE

During the year ended May 31, 2002, the Corporation received $78,412 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.'s revenues from July 23, 2001 to May 31, 2005 to a maximum of $78,413, if revenues realized by Zim Technologies do Brasil Ltda. exceed $3,646,973 cumulatively.

OTHER

The Corporation is committed to pay an arm's length third party $75,000, in consideration for consulting services, upon the listing of ZIM Corporation's common shares on a national securities exchange selected by ZIM Corporation's board of directors.

ZIM CORPORATION NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2004 (EXPRESSED IN US DOLLARS)
(UNAUDITED)

Zim Technologies do. Brasil Ltda. may be subject to the Contribution of Intervention on Economic Domain tax on values remitted abroad. However, the Corporation's management intends to contest this assessment if issued. Consequently, no provision has been accounted for in that respect. If an assessment is issued and the Corporation is unsuccessful at contesting the assessment, the resulting settlement would not have a material impact on the consolidated financial statements of the Corporation.

10 - RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the current period presentation.

11 - SUBSEQUENT EVENTS

On July 30, 2004, the Corporation completed the second part of this private placement of 2,004,211 units at $0.38 per unit, for total gross proceeds of $761,600. All of the 2,004,211 units were purchased by the spouse of the Corporation's Chief Executive Officer.

                             FINANCIAL STATEMENTS OF

                               E-PROMTIONS LIMITED

                               FOR THE YEARS ENDED
                            JANUARY 31, 2003 AND 2004

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF E-PROMOTIONS LIMITED:

We have audited the accompanying balance sheets of E-Promotions Limited as of 31 January 2004 and 2003, and the related profit and loss account for both years in the two year period ended 31 January 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-promotions Limited as of 31 January 2004 and 2003, and the related profit and loss account for both years in the two year period ended 31 January 2004, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain important respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 17 to the financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1, E-Promotions Limited was acquired subsequent to year-end by ZIM Corporation, which has sustained recurring losses from operations and has an accumulated deficit. The financial uncertainty of ZIM Corporation, the future parent company of E-Promotions Limited, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Grant Thornton
GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
London
April 8, 2004

                              E-PROMOTIONS LIMITED

                             REPORT OF THE DIRECTORS

                      FOR THE YEAR ENDED 31ST JANUARY 2004

The directors submit their report and the financial statements of the company for the year ended 31st January 2004.

PRINCIPAL ACTIVITY
The company's principal activity was that of the provision of web development services.

RESULTS FOR THE YEAR
The results for the year are set out in the company's profit and loss account statement.

DIRECTORS'
The directors who served during the year and their interests (all beneficially held) in the share capital of the company were as follows:



                                                     Ordinary Shares
                                             --------------------------------
                                             10p each           (pound)1 each
                                             --------            ------------
                                                 2004                    2003
                                                 ----                    ----
S Wright (Resigned 10th February 2004)          5,037                   5,037
M Vendone (Resigned 10th February 2004)         4,057                   4,057
                                                =====                   =====



Dr M Cowpland was appointed Director on 10th February 2004 after the acquisition of the previous Directors' shares by ZIM Corporation.

DIRECTORS' RESPONSIBILITIES

The directors are required to prepare financial statements which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the results of the company for the year then ended. These requirements are specified in the Companies Act 1985 and in applicable accounting standards. It is also the directors' responsibility to:

- Maintain adequate accounting records.
- Safeguard the assets of the company.
- Prevent and detect fraud and other irregularities.
- Prepare financial statements on the going concern basis, unless it is inappropriate.

The directors confirm that suitable accounting policies consistently applied and supported by reasonable and prudent judgments and estimates have been used in the preparation of the financial statements.

AUDITORS

Grant Thornton were appointed auditors during the year and offer themselves for re-appointment as auditors in accordance with section 385 of the Companies Act 1985.

SMALL COMPANIES EXEMPTIONS

This report has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

APPROVED BY THE BOARD OF DIRECTORS

SIGNED BY ORDER OF THE BOARD

/s/ Jennifer North

J North
Company Secretary



DATE 8TH APRIL 2004

                              E-PROMOTIONS LIMITED
                             PROFIT AND LOSS ACCOUNT
                  FOR THE YEAR ENDED 31ST JANUARY 2004 AND 2003

                                                       2004             2003
                                        Notes       (pound)          (pound)

TURNOVER                                  3       1,224,432          929,128
Cost of Sales                                   (1,038,348)        (585,948)
                                                -----------        ---------

GROSS PROFIT                                        186,084          343,180
Administrative Expenses                           (217,897)        (227,546)
                                                -----------        ---------

OPERATING (LOSS)/PROFIT                   4        (31,813)          115,634
Interest Payable                          5         (1,992)          (2,912)
                                                -----------        ---------

(LOSS)/PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION
                                                   (33,805)          112,722
Taxation                                  6          29,027         (29,444)
                                                -----------        ---------

(LOSS)/PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION                                      (4,778)           83,278
Dividends                                          (36,500)         (50,000)
                                                -----------        ---------

RETAINED (DEFICIT)/PROFIT FOR THE YEAR             (41,278)           33,278
Retained Profit Brought Forward                      57,807           24,529
                                                -----------        ---------

RETAINED PROFIT CARRIED FORWARD                      16,529           57,807
                                                ===========        =========



During the year there were no gains or losses other than those included in the profit and loss account.

The accompanying notes are an integral part of these financial statements.

                              E-PROMOTIONS LIMITED
                                  BALANCE SHEET
                        AS AT 31ST JANUARY 2004 AND 2003

                                                 2004        2003
                                     Notes    (pound)     (pound)
FIXED ASSETS
Tangible Assets                        8      198,444     226,485
                                             --------    --------
CURRENT ASSETS
Debtors                                9      192,055     418,619
Cash at Bank and in Hand                            -       4,099
                                             --------    --------

                                              192,055     422,718
CREDITORS - Amounts Falling
Due Within One Year                    10     250,924     408,683
                                             --------    --------

NET CURRENT (LIABILITIES)/ASSETS             (58,869)      14,035
                                             --------    --------

TOTAL ASSETS LESS CURRENT LIABILITIES         139,575     240,520

CREDITORS - Amounts Falling Due After
One Year
                                       11    (15,400)    (49,322)

PROVISIONS FOR LIABILITIES
AND CHARGES                            12           -    (25,745)
                                             --------    --------

                                              124,175     165,453
                                             ========    ========

CAPITAL AND RESERVES
Called Up Share Capital                13       1,125       1,125
Share Premium Account                         106,521     106,521
Profit and Loss Account                        16,529      57,807
                                             --------    --------

Shareholders' Funds                           124,175     165,453
                                             ========    ========



The accompanying notes are an integral part of these financial statements.

                              E-PROMOTIONS LIMITED

                             AS AT 31ST JANUARY 2004

For the year ended on the balance sheet date, the company is entitled to exemption from audit under Section 249A(1) of the Companies Act 1985. No notice has been deposited under Section 249B(2) of the Act in relation to its accounts for the year.

The directors acknowledge their responsibilities for ensuring that the company keeps accounting records which comply with Section 221 of the Act, and for preparing accounts which give a true and fair view of the state of affairs of the company as at the balance sheet date and of its profit or loss for the year then ended and comply with the requirements of the Act relating to accounts, so far as applicable to small companies.

These accounts have been prepared in accordance with the special provision relating to small companies within Part VII of the Companies Act 1985.

Approved by the Board of Directors on 8th April 2004.



/s/ M Cowpland -Director
--------------------------
Dr M Cowpland

                              E-PROMOTIONS LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED 31ST JANUARY 2004 AND 2003

1. BASIS OF PRESENTATION

These financial statements have been prepared on a going concern basis which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As disclosed in Note 18, the Company was acquired subsequent to year-end and the parent company's financial instability raises substantial doubt about the parent company's ability to continue as a going concern.

Management of the parent company plans to address these financial instability issues through continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The parent company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the parent company's position and/or results of operations and may necessitate a reduction in operating activities.

In the longer term, the parent company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The parent company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the parent company.

2. ACCOUNTING POLICIES

The principal accounting policies adopted in arriving at the financial information set out in these Financial Statements are as follows:

a. Accounting Convention

The Financial Statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective June 2002).

b. Turnover

Turnover represents the invoiced value of goods and services, net of discounts, and excluding Value Added Tax.

c. Depreciation

Depreciation is provided to write off the cost of tangible fixed assets by annual installments over their estimated useful economic lives. It is calculated at the following rates:




         Software Development       3 years - straight-line
         Computer Equipment         33% Per Annum - declining balance
         Fixtures and Fittings      20% Per Annum - declining balance

d. Deferred Taxation

Provision is made for deferred taxation on the incremental liability approach in respect of all timing differences between the incidence of income and expenditure for taxation and accounts purposes that have originated but not reversed at the balance sheet date. Provision is made for future taxation on gains on revalued assets only where a binding commitment to dispose of the asset exists at the year end.

e. Leased Assets

All leases are operating leases. Their annual rentals are charged to the Profit and Loss Account on a payable basis.

3. TURNOVER

The turnover and profit (2004-loss) before taxation arise from the principal activity of the company in the United Kingdom.


                                                             2004         2003
                                                          (pound)      (pound)
4.       OPERATING (LOSS)/PROFIT
         Operating (loss)/profit is
         stated after charging the following:

         Directors' Remuneration                           14,052       21,334
         Depreciation                                      94,792       89,643
                                                         ========     ========

5.       INTEREST PAYABLE
         Loan Interest                           4              -        1,451
         Interest on PAYE & Corporation Tax                 1,992        1,461
                                                         --------     --------

                                                            1,992        2,912
                                                         ========     ========

                                                             2004         2003
                                                          (pound)      (pound)
6.       TAXATION
         (Refund)/Charge for year                         (3,282)        3,282
         Over/Under provision for previous year                 -          417
         Deferred Taxation (Note 7)                      (25,745)       25,745
                                                         --------     --------
                                                         (29,027)       29,444
                                                         ========     ========

7.       DEFERRED TAXATION

         The full potential liability for
         deferred taxation is as follows:

         Balance as at 01.02.03                            25,745            -
         Transferred to Profit & Loss account            (25,745)       25,745
                                                         --------     --------
         Balance as at 31.01.04                                 -       25,745
                                                         ========     ========


8. TANGIBLE FIXED ASSETS


                              Software          Computer             Office           Total
                           Development         Equipment          Equipment

                               (pound)           (pound)            (pound)         (pound)
         COST
         As at 01.02.03        289,225            34,879             18,965         343,069
         Additions              62,610             3,171                970          66,751
                              --------          --------           --------        --------
         As at 31.01.04        351,835            38,050             19,935         409,820
                              ========          ========           ========        ========
         DEPRECIATION
         As at 01.02.03         82,260            25,047              9,277         116,584
         Charge for Year        88,267             4,291              2,234          94,792
                              --------          --------           --------        --------
         As at 31.01.04        170,527            29,338             11,511         211,376
                              ========          ========           ========        ========
         NET BOOK VALUE
         As at 31.01.04        181,308             8,712              8,424         198,444
                              ========          ========           ========        ========
         As at 31.01.03        206,965             9,832              9,688         226,485
                              ========          ========           ========        ========

None of the above assets are held under finance leases or hire purchase contracts.

                                                                2004       2003
                                                             (pound)    (pound)
9.       DEBTORS
         Trade Debtors                                        61,198    413,819
         Other Debtors                                       130,857      4,800
                                                            --------   --------
                                                             192,055    418,619
                                                            ========   ========
         All debtors are receivable within one year.

                                                                 2004      2003
                                                              (pound)   (pound)
10.      CREDITORS - Amounts Falling Due Within One Year
         Bank Overdraft & Loan                                 14,583     5,200
         Trade Creditors                                       94,554   354,631
         Other Taxes & Social Security                         33,569    42,204
         Other Creditors                                      108,218     6,648
                                                             --------  --------
                                                              250,924   408,683
                                                             ========  ========

11.      CREDITORS - Amounts Falling Due After One Year
         Loans                                                 15,400    49,322
                                                             ========  ========

12.      PROVISIONS FOR LIABILITIES AND CHARGES
         Deferred Taxation (Note 6)                                 -    25,745
                                                             ========  ========

                                                                  No        No
13.      CALLED UP SHARE CAPITAL
         Ordinary Shares 10p Each (2003-(pound)1)
         Authorized                                           100,000   100,000
                                                              =======    ======

                                                              (pound)   (pound)
         Allotted, Issued and Fully Paid                        1,125     1,125
                                                              =======    ======


14. RELATED PARTIES

         Included in trade debtors (note 9) at January 31, 2004 are (pound)4,820 (nil in 2003) due from EPL Communications Limited, a sister company. During the year ended January 31, 2004 management fees of (pound)10,000 (nil in 2003) were received from EPL Communications Limited.

15. FINANCIAL COMMITMENTS

a. Capital Commitments The Company had no capital commitments at the year ended 31st January 2004 or at 31st January 2003.

b. Operating Lease Commitments The Company had an operating lease commitment of (pound)14,220 p.a ((pound)9,000 - 2003) in relation to land and buildings expiring within one year.

16. CONTINGENT LIABILITIES

The Company had no contingent liabilities at 31st January 2004 or at 31st January 2003.

17. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

These financial statements have been prepared in accordance with UK GAAP. There are no significant differences between UK and US GAAP for the accounting policies applied in these financial statements. Set out below is a summary of the cash flow statement under US GAAP:
                                                         2004          2003
                                                      (pound)       (pound)

Net cash provided by operating activities             123,691       179,014
Net cash used in investing activities                (66,751)     (194,782)
Net cash (used in) provided by financing activities  (61,039)        18,420
                                                     --------      --------
Net (decrease) increase in cash under US GAAP         (4,099)         2,652
                                                     ========      ========

    The comprehensive loss (income) is equal to the net loss (income) for the years ended January 31, 2004 and 2003.

18. SUBSEQUENT EVENT

    On February 10, 2004, ZIM Corporation acquired all of the issued share capital of E-Promotions Limited and EPL Communications Limited from the directors and became the ultimate controlling related party. The total purchase price of $3,606,247 USD included cash of $250,000 USD, acquisition costs of $76,247 USD and $3,280,000 USD in common shares of ZIM Corporation.

                             FINANCIAL STATEMENTS OF

                           EPL COMMUNICATIONS LIMITED

                              For the Period ended
                                January 31, 2004

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF EPL COMMUNICATIONS LIMITED:

We have audited the accompanying balance sheet of EPL Communications Limited (the "Company") as of 31 January 2004, and the related profit and loss account for the period ended 31 January 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPL Communications Limited as of 31 January 2004, and the related profit and loss account for the period ended 31 January 2004, in conformity with generally accepted accounting principles in the United Kingdom. Accounting principles generally accepted in the United Kingdom vary in certain important respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 13 to the financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, EPL Communications Limited was acquired subsequent to year-end by ZIM Corporation, which has sustained recurring losses from operations and has an accumulated deficit. The financial uncertainty of ZIM Corporation, the future parent company of EPL Communications Limited, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Grant Thornton
GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
London
April 8, 2004

                           EPL COMMUNICATIONS LIMITED

                             REPORT OF THE DIRECTOR

                     FOR THE PERIOD ENDED 31ST JANUARY 2004

The directors submit their report and the financial statements of the company for the period ended 31st January 2004.

PRINCIPAL ACTIVITY

The company's principal activity is that of the provision of web development services.

INCORPORATION & COMMENCEMENT OF TRADE

The company was incorporated on 27th August 2003 and commenced trading on the 1st September 2003.

RESULTS FOR PERIOD

The results for the period are set out in the company's profit and loss account statement.

DIRECTORS

The directors who served during the period and their interests (all beneficially held) in the share capital of the company were as follows:


                                         Ordinary Shares of (pound)1 Each
                                         --------------------------------
                                                                 31.01.04
                                                                 --------
M Vendone (Resigned 10th February 2004)                              1
S Wright  (Resigned 10th February 2004)                              1
                                                                    ==

Dr. M Cowpland was appointed director on 10th February 2004 after the acquisition of the previous directors' shares by ZIM Corporation.



DIRECTORS' RESPONSIBILITIES FOR THE FINANCIAL STATEMENTS

The directors are required to prepare financial statements which give a true and fair view of the state of affairs of the company as at the end of the financial period and of the results of the company for the year then ended. These requirements are specified in the Companies Act 1985 and in applicable accounting standards. It is also the directors' responsibility to:

- Maintain adequate accounting records.
- Safeguard these assets of the company;.
- Prevent and detect fraud and other irregularities;
- Prepare financial statements on the going concern basis, unless it is inappropriate

The directors confirm that suitable accounting policies, consistently applied and supported by reasonable and prudent judgments and estimates have been used in the preparation of the financial statements.

AUDITORS

Grant Thornton were appointed auditors during the year and offer themselves for re-appointment as auditors in accordance with section 385 of the Companies Act 1985.

SMALL COMPANIES EXEMPTIONS

This report has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

Approved By the Director
By Order of the Board



/s/ Jennifer North

J North
Company Secretary



Date: 8th April 2004

                           EPL COMMUNICATIONS LIMITED
                             PROFIT AND LOSS ACCOUNT
                     FOR THE PERIOD ENDED 31ST JANUARY 2004



                                                                  2004
                                           Notes               (pound)

TURNOVER                                     3                  52,169
Cost of Sales                                                   30,329
                                                              --------

GROSS PROFIT                                                    21,840
Administrative Expenses                                       (11,583)
                                                              --------

OPERATING PROFIT                             4                  10,257

Interest Received                            5                       3
                                                              --------

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                 10,260

Taxation                                     6                       -
                                                              --------

PROFIT ON ORDINARY ACTIVITIES                                   10,260
AFTER TAXATION

Dividends                                                            -
                                                              --------

RETAINED PROFIT FOR THE PERIOD                                  10,260
                                                              ========



During the period there were no gains or losses other than those included in the profit and loss account.

The accompanying notes are an integral part of these financial statements.

                           EPL COMMUNICATIONS LIMITED
                                  BALANCE SHEET
                             AS AT 31ST JANUARY 2004



                                                                     2004
                                               Notes              (pound)

CURRENT ASSETS
Debtors                                          7                 27,549
Cash at Bank and In Hand                                            3,415
                                                                 --------

                                                                   30,964
CREDITORS - Amounts Falling                      8
Due Within One Year                                                20,702
                                                                 --------

NET CURRENT ASSETS                                                 10,262
                                                                 ========
CAPITAL AND RESERVES
Called Up Share Capital                          9                      2
Profit and Loss Account                                            10,260
                                                                 --------

Shareholders' Funds                                                10,262
                                                                 ========



The accompanying notes are an integral part of these financial statements.

                           EPL COMMUNICATIONS LIMITED

                             AS AT 31ST JANUARY 2004

For the period ended on the balance sheet date, the company is entitled to exemption from audit Section 249A(1) of the Companies Act 1985. No notice has been deposited under section 249B(2) of the Act in relation to its accounts for the year.

The director acknowledges his responsibilities for ensuring that the company keeps accounting records which comply with Section 221 of the Act, and for preparing Accounts which give a true and fair view of the state of affairs of the company as at the balance sheet date and of its profit or loss for the period then ended and comply with the requirements of the Act relating to Accounts, so far as applicable to small companies.

These accounts have been prepared in accordance with the special provisions relating to small companies within Part VII of the Companies Act 1985.

APPROVED BY THE DIRECTOR ON 8TH APRIL 2004.



/s/ M Cowpland - Director
----------------------------
Dr M Cowpland

                           EPL COMMUNICATIONS LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE PERIOD ENDED 31ST JANUARY 2004

1. BASIS OF PRESENTATION

These financial statements have been prepared on a going concern basis which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As disclosed in Note 14, the Company was acquired subsequent to year-end and the parent company's financial instability raises substantial doubt about the parent company's ability to continue as a going concern.

Management of the parent company plans to address these financial instability issues through continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The parent company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the parent company's position and/or results of operations and may necessitate a reduction in operating activities.

In the longer term, the parent company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The parent company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the parent company.

2. ACCOUNTING POLICIES

The principal accounting policies adopted in arriving at the financial information set out in these Financial Statements are as follows:

a. Accounting Convention

The Financial Statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standards for Smaller Entities (Effective June 2002).

b. Turnover

Turnover represents the invoiced value of goods and services, net of discounts and excluding Value Added Tax.

3.  TURNOVER

    The turnover and profit before taxation arise from the principal activity of the Company in the United Kingdom.

                                                              2004
                                                            (pound)
4. OPERATING PROFIT Operating Profit is stated after charging the following:
    Directors' Remuneration -

5.  INTEREST RECEIVABLE

    Bank Deposit Interest                                         3
                                                            ========
6.  TAXATION
    Charge for Current Year                                       -
                                                            ========

7.  DEBTORS                                                  24,244
    Trade Debtors                                             3,305
    Other Debtors                                           --------
                                                             27,549
                                                            ========

8.  CREDITORS - Amounts Falling Due Within One Year

    Trade Creditors                                          20,702
                                                            ========

9.  CALLED UP SHARE CAPITAL                                     No
    Ordinary Shares of
    (pound)1 Each Authorized                                  1,000
                                                            ========
                                                             (pound)
    Allotted, Issued and Fully Paid                               2
                                                            ========

10. RELATED PARTIES



    Included in trade creditors (note 8) at January 31, 2004 is (pound) 4,820 due to E-Promotions Limited, a sister company. During the period ended January 31, 2004 management fees of (pound) 10,000 were paid to E-Promotions Limited.

11. FINANCIAL COMMITMENTS

The Company had no capital commitments at the year end January 31, 2004.

12. CONTINGENT LIABILITIES

The Company has no contingent liabilities at the year ended January 31, 2004.

13. These financial statements have been prepared in accordance with UK GAAP. There are no differences between UK and US GAAP for the accounting policies applied in these financial statements.

         Set out below is a summary of the cash flow statement under US GAAP:



                                                    2004
                                                 (pound)

Net cash provided by operating activities          3,413
Net cash provided by financing activities              2
                                                --------
Net increase in cash under US GAAP                 3,415
                                                ========



Comprehensive income is equal to net income for the period ended January 31, 2004.

14. SUBSEQUENT EVENT

On February 10, 2004, ZIM Corporation acquired all of the issued share capital of E-Promotions Limited and EPL Communications Limited from the directors and became the ultimate controlling related party. The total purchase price of $3,606,247 USD included cash of $250,000 USD, acquisition costs of $76,247 USD and $3,280,000 USD in common shares of ZIM Corporation.

                                TABLE OF CONTENTS

Item                                                                   Page No.
----                                                                   --------


Prospectus Summary                                                            2
Risk Factors                                                                  4
Use of Proceeds                                                               7
Selling Shareholders                                                          7
Plan of Distribution                                                          9
Legal Proceedings                                                            12
Management                                                                   13
Security Ownership                                                           15
Description of ZIM Corporation's Shares                                      17
ZIM's Business                                                               18
Management Discussion and Analysis                                           22
Executive Compensation                                                       33
Legal Matters                                                                35
Where You Can Find More Information                                          36

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's By-Laws limit, to the maximum extent permitted by Canadian law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The By-Laws provide further that the Corporation shall indemnify to the fullest extent permitted by Canadian law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Corporation. The By-Laws also provide that the directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director of officer is made a party by virtue of his or her being an officer or director of the Corporation to the maximum extent permitted by Canadian law.

Insofar as an indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the distribution of the securities being registered.

                                                                        $
Securities and Exchange Commission Registration Fee                     566.73
Printing and Engraving Expenses                                       2,500.00
Accounting Fees and Expenses                                         25,000.00
Legal Fees and Expenses                                              45,000.00
Miscellaneous                                                         1,933.27
                                                                 -------------
 TOTAL                                                               75,000.00
                                                                 =============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since May 2003, the Registrant has sold the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

(1) In June 2003, the Registrant sold an aggregate of 199,000 common shares to two unaffiliated persons for an aggregate consideration of $218,900.


(2) On January 7, 2004, the Registrant issued an aggregate of 9,211,511 common shares to Dr. Cowpland and to 160879 Canada Inc. upon the conversion by Dr. Cowpland of approximately $630,000 of promissory notes held by Dr. Cowpland, and the conversion by 160879 Canada Inc. of approximately $2.7 million held by 160879 Canada Inc. The Registrant's board of directors approved this conversion of debt into common shares based on the last closing price of our common shares on the OTC-BB. The total amount due, with interest, was $3,960,950. The share price used in the conversion was $0.43, resulting in 9,211,511 common shares being issued to Dr. Cowpland and to 160879 Canada Inc.

(3) In January 2004, the Registrant sold to 71 persons an aggregate of 1,150,006 units at $0.75 per unit, each unit consisting of one of the Registrant's common shares and one warrant to purchase an additional common share at $0.75 per share for a period of eighteen months from the date of issuance.

(4) In February 2004, the Registrant issued 4,000,000 of its common shares to six unaffiliated persons as partial consideration for the ownership interest in EPL Communications Limited and E-Promotions Limited.

(5) In June 2004, the Registrant sold to 13 non U.S. persons an aggregate of 1,370,555 units at $0.38 per unit, each unit consisting of one of the Registrant's common shares and two warrants to purchase two additional common shares at $0.38 per share for a period of fifteen months from the date of issuance.

(6) In July 2004, the Registrant sold to one non U.S. person an aggregate of 2,004,211 units at $0.38 per unit, each unit consisting of one of the Registrant's common shares and two warrants to purchase two additional common shares at $0.38 per share for a period of fifteen months from the date of issuance.


The issuances described above were all made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, except that the issuances described in Items 26(4) and (5) were also made in reliance upon Regulation S.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER         EXHIBIT
-------       ----------


3.1           Articles of Incorporation of the Registrant(1)
3.2           By-Laws of the Registrant(1)
4.1           The Registrant's Employee Stock Option Plan(2)
4.2           Amended Form of Warrant Agreement (3)
5.1 Opinion of LaBarge Weinstein LLP as to the legality of the securities being registered(4)
10.1          Employment agreement between ZIM Technologies International Inc.
              and Tony Davidson
              dated April 30, 2001(5)
10.2          Employment Agreement between ZIM Technologies International Inc.
              and  Jennifer North dated May 27, 2003(6)
21.1          List of subsidiaries of the Registrant(4)
23.1          Consent of Raymond Chabot Grant Thornton General Partnership (3)
23.2          Consent of Grant Thornton (3)
23.3          Consent of LaBarge Weinstein LLP  (4)


---------------


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on October 31, 2002 (333-100920).

(2) Incorporated by reference to the Definitive Form 14A filed with the United States Securities and Exchange Commission on October 27, 2003.

(3) Filed herewith.

(4) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the United States Securities and Exchange Commission on April 22, 2004 (333-114736).

(5) Incorporated by reference to Amendment No. 5 to the Form S-4 filed with the United States Securities and Exchange Commission on April 11, 2003.

(6) Incorporated by reference to the Form SB2 filed with the United States Securities and Exchange Commission on June 24, 2003.

ITEM 28. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statements to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate.

                                   SIGNATURES



In accordance with the requirements of the United States Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Ottawa, the Province of Ontario, Canada on October 7, 2004.



ZIM CORPORATION


By: /s/ MICHAEL COWPLAND
Michael Cowpland
President and Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:




        NAME                 TITLE                             DATE



/s/ MICHAEL COWPLAND         President,                        October 7, 2004
--------------------         Chief Executive Officer
 Michael Cowpland            and Director

/s/ JENNIFER NORTH           Chief Financial and               October 7, 2004
------------------           Principal Accounting Officer
Jennifer North

/s/ STEVEN HOUCK             Director                          October 7, 2004
----------------
Steven Houck

/s/ CHARLES SAIKALEY         Director                          October 7, 2004
--------------------
Charles Saikaley

/s/ JAMES STECHYSON          Director                          October 7, 2004
-------------------
James Stechyson

/s/ DONALD GIBBS             Director                          October 7, 2004
----------------
Donald Gibbs